SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Ultralife Corporation
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ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513

April 28, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Ultralife Corporation on Tuesday, June 7, 2011 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

This year, for the first time, we are providing our proxy materials over the Internet. Accordingly, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and our 2010 Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials contains instructions about how to access those documents and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions about how each of our shareholders can also receive a paper copy of our proxy materials, including the Proxy Statement, our 2010 Annual Report to Shareholders and a form of proxy card or voting instruction card. By taking advantage of this distribution process, we will not only conserve natural resources, but we will also reduce our costs of printing and distributing proxy materials.

We hope that you will be able to attend this year’s Annual Meeting.

Very truly yours,

Michael D. Popielec
President and Chief Executive Officer

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2011

Notice is hereby given that the 2011 Annual Meeting of Shareholders of Ultralife Corporation will be held on Tuesday, June 7, 2011 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513 for the following purposes:

1. to elect eight directors for a term of one year and until their successors are duly elected and qualified;

2. to approve an advisory resolution on executive compensation;

3. to conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4. to approve an amendment to our Amended and Restated 2004 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan and an amendment to the annual limitation set forth in the plan;

5. to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6. to transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record of our Common Stock, par value $.10 per share, at the close of business on April 12, 2011 are entitled to receive notice of, and to vote at and attend our Annual Meeting. Your vote is important. Whether or not you plan to attend our Annual Meeting, we hope that you will vote as soon as possible. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice of Internet Availability. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice of Internet Availability, by calling the toll-free number or by sending an e-mail to the e-mail address listed on your Notice of Internet Availability. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card.

By Order of the Board of Directors

Bradford T. Whitmore
Chair of the Board of Directors

Dated: April 28, 2011

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE IN ANY OF THE MANNERS DESCRIBED IN THIS PROXY STATEMENT. WE ALSO ENCOURAGE BENEFICIAL OWNERS TO FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR BROKER REGARDING HOW TO VOTE. YOUR BROKER CANNOT VOTE YOUR SHARES FOR DIRECTOR NOMINEES OR FOR PROPOSALS 2, 3 AND 4 UNLESS YOU PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS.

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513
(315) 332-7100

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this proxy statement to our shareholders in connection with our Board of Directors’ solicitation of proxies for use at our 2011 Annual Meeting of Shareholders, which we refer to in this proxy statement as the Meeting, to be held on Tuesday, June 7, 2011, at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

In accordance with rules and regulations adopted by the U.S. Securities & Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability will instruct you how to access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability.

The Notice of Internet Availability of Proxy Materials is first being sent to our shareholders on or about April 28, 2011 and our proxy materials are also first being made available to our shareholders on April 28, 2011.

You may vote by proxy or in person at the Meeting. If you received only a Notice of Internet Availability by mail, you may vote your shares on line by proxy at the Internet site address listed on your Notice of Internet Availability. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice of Internet Availability, by calling the toll-free number or by sending an e-mail to the e-mail address listed on your Notice of Internet Availability. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. Even if you plan to attend the Meeting in person, we recommend that you vote by proxy prior to the Meeting. You can always change your vote as described below.

When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the shareholder’s directions. If the proxy is signed, dated and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named therein, FOR the other proposals identified therein and in favor of a frequency of every three years for future advisory votes on executive compensation.

You may receive more than one Notice of Internet Availability or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your Notice of Internet Availability, proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return each proxy card and voting instruction card that you receive.

If for any reason any of the nominees for election as directors become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by our Board of Directors. A shareholder has the right to revoke a previously granted proxy at any time before it is voted by filing with our Corporate Secretary a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. We may decide to retain the services of a proxy solicitation firm if we believe it is appropriate under the circumstances. We will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Only shareholders of record at the close of business on April 12, 2011 are entitled to notice of, and to vote at, the Meeting. As of April 12, 2011, there were 17,289,114 shares of our Common Stock, par value $.10 per share, issued and outstanding, each entitled to one vote per share at the Meeting.

Quorum

A majority of the outstanding shares of our Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. For purposes of determining whether a quorum is present, shareholders of record who are present at the Meeting in person or by proxy are considered to be present at the Meeting.

Vote Required

The table below shows the vote required at the Meeting to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

Proposal		Vote Required

1.	Election of directors	Plurality of the votes duly cast at the Meeting
2.	To approve an advisory resolution on executive compensation	Majority of the votes duly cast at the Meeting
3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation	Majority of the votes duly cast at the Meeting
4.	To approve an amendment to our Amended and Restated 2004 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan and an amendment to the annual limitation set forth in the plan	Majority of the votes duly cast at the Meeting
5.	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011	Majority of the votes duly cast at the Meeting*

*	The selection of BDO USA, LLP is being presented to our shareholders for ratification. The Audit and Finance Committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the Meeting are considered to be present for the purpose of determining whether a quorum exists. Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the other proposals set forth in this proxy statement, because abstentions are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposal.

Broker Non-Votes

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in street name for their clients to vote your shares on routine matters but not otherwise. As a result of new rules applicable to director elections after January 10, 2010, brokers may no longer vote shares they hold as nominee in their discretion in the election of directors or other non-routine matters. As a result, your broker may exercise discretion to vote your shares only with respect to the ratification of the selection of our independent registered public accounting firm, because that is considered a routine matter. If you want your broker-owned shares to be counted in the election of directors and with respect to Proposals 2, 3 and 4, you must provide instructions to your broker on how to vote your shares.

A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions. Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement but are not counted for purposes of determining the number of shares entitled to vote on non-routine matters. A broker non-vote will have no effect on the election of directors or Proposals 2, 3 and 4 since they are not counted for purposes of determining the number of shares entitled to vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently has eight directors, all of whom have been nominated to serve for an additional one year term. If elected, each director standing for election shall serve until the next Annual Meeting of Shareholders and until his or her successor shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation, Employment History and Expertise

Steven M. Anderson	54	Brigadier General (Ret.) Anderson has been a director since April 13, 2010. General (Ret.) Anderson is currently Senior Vice President of Relyant, LLC, a service-disabled veteran-owned small business and global provider of solutions to complex projects. Prior to joining Relyant, LLC in February 2011, General (Ret.) Anderson served as Chief Operating Officer for Synovision Solutions LLC, a service-disabled veteran-owned small business specializing in unique applications of emerging technology, many central to innovative energy solutions. General (Ret.) Anderson, a career military officer who retired from active duty in November 2009, served for five years as a general officer in the US Army, including 15 months as the senior US and coalition logistician in Iraq in support of Operation Iraqi Freedom. From 2004 to 2006, General (Ret.) Anderson served as the senior US logistician in Korea (Deputy C-4 for the United Nations Command/Combined Forces Command and J4, United States Forces Korea) and spearheaded the development of Camp Humphreys, the new combined and US headquarters facility in Central Korea. He served in various command positions including Commander, Division Support Command, 2nd Infantry Division, Korea (2000-02), and Commander, 725th Main Support Battalion, 25th Infantry Division (Light), Schofield Barracks, Hawaii (1995-97). In his final military assignment, he served for two years on the Army Staff in the Pentagon as the Director, Operations and Logistics Readiness, Office of the Army Deputy Chief of Staff, G4 (logistics). General (Ret.) Anderson is a 1978 graduate of the US Military Academy at West Point and earned a Masters of Science degree in Operations Research and Systems Analysis Engineering at the Naval Postgraduate School in 1987. General (Ret.) Anderson has been nominated for re-election to our Board of Directors because of his familiarity with the US military.
Patricia C. Barron	68	Ms. Barron has been a director since December 2000 and served as Chair of the Board of Directors from June 2007 to August 2009. Ms. Barron serves as lead director of Quaker Chemical Corporation, and as a director of Teleflex Incorporated and United Services Automobile Association, an insurance mutual corporation. She also serves on a number of non-profit organizations, with a focus on education and health. Ms. Barron had a 28-year career in business. She was an Associate at McKinsey and Company and then moved to Xerox Corporation where she became a corporate officer and held the positions of Vice President of Business Operation Support, President of Engineering Systems and President of Office Document Products. Most recently, she has been a Clinical Associate Professor at the Leonard N. Stern School of Business of New York University, where she focused on issues of corporate governance and leadership. Ms. Barron has been nominated for re-election to our Board of Directors because of her longstanding business career and expertise in corporate governance.

Name	Age	Present Principal Occupation, Employment History and Expertise

James A. Croce	48	Mr. Croce has been a director since June 8, 2010. Mr. Croce is currently the President and Chief Executive Officer of the Nevada Institute for Renewable Energy Commercialization (NIREC), serving in that position since mid-2009. Prior to accepting his position at NIREC, from 2008 to 2009, Mr. Croce was President of Lipten Energy Services, an engineering and energy project development firm, whose primary focus was the development and execution of strategic growth initiatives in the alternative energy space, including power generation, biomass and waste-to-energy projects. From 2003 to 2008, Mr. Croce was President and Chief Executive Officer of NextEnergy, one of the nation’s leading clean energy technology commercialization catalysts. From 2001 to 2003, Mr. Croce was Vice President of Business Development at DTE Energy Technologies, a developer of distributed power generation technologies and energy products including fuel cells, internal combustion engines, turbines and energy information systems. From 1998 to 2001, he was Executive Director, Business Marketing and Sales at Michigan Consolidated Gas Company (MichCon), an integrated natural gas transportation and storage business where he was responsible for sales and marketing programs for the company’s commercial and industrial customers. Prior to that, from 1996 to 1998, he was General Manager at MichCon Pipeline Company, where he launched and managed new energy delivery services. Mr. Croce is co-founder of the Michigan Sustainable Energy Coalition, a renewable energy policy advocacy group, and has served on the board of directors of numerous nonprofit agencies. Mr. Croce has been nominated for re-election to our Board of Directors because of his expertise in the renewable energy industry.
Michael D. Popielec	49	Mr. Popielec was appointed as our President and Chief Executive Officer and as a director effective December 30, 2010. Mr. Popielec has 25 years experience in growing domestic and international industrial businesses. Prior to joining us, Mr. Popielec was Group President, Applied Technologies in 2008 and 2009 and Group President, Diversified Components from 2005 to 2007 at Carlisle Companies, Inc., a $2.5 billion diversified global manufacturer. Prior to that, from 2003 to 2005, he held various positions, most recently Chief Operating Officer, Americas, for Danka Business Systems, PLC. From 1985 to 2002, Mr. Popielec held positions of increasing responsibility at General Electric Company, most recently as a GE corporate officer and President and Chief Executive Officer of GE Power Controls, the European arm of GE Industrial Systems. Mr. Popielec has a B.S. in Mechanical Engineering from Michigan State University. Mr. Popielec has been nominated for election to our Board of Directors because of his operations expertise and his experience in growing domestic and international industrial businesses.

Name	Age	Present Principal Occupation, Employment History and Expertise

Thomas L. Saeli	54	Mr. Saeli has been a director since March 5, 2010. Mr. Saeli is currently the Chief Executive Officer of JRB Enterprises, Inc., a manufacturer of commercial and industrial roofing systems, having been appointed to that position in March 2011. Prior to that, Mr. Saeli was a business consultant to international corporate clients on matters involving business development strategies, consolidations, acquisitions and operations. He previously served as Chief Executive Officer and a member of the Board of Directors of Noble International, Ltd., an auto supplier of engineered laser-welded steel blanks and roll-formed products, from March 2006 to April 13, 2009 when he resigned those positions. Noble International, Ltd. filed for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, Eastern District of Michigan on April 15, 2009. From 1998 through 2006, Mr. Saeli served as Vice President of Corporate Development for Lear Corporation, an automotive supplier of seating, electronics and interior products, where he also served as Vice President of Mergers and Acquisitions. Mr. Saeli also serves on the Boards of Directors of Advance Capital Management, a mutual fund, and Oakwood Hospital in Dearborn, Michigan. Mr. Saeli has been nominated for re-election to our Board of Directors because of his familiarity with the auto industry and his manufacturing, corporate development and finance experience. Mr. Saeli also qualifies as an audit committee financial expert.
Robert W. Shaw II	54	Mr. Shaw has been a director since June 8, 2010. Mr. Shaw is currently the President of Hornblower Yachts, Inc., the largest dining and excursion boat operator in the United States, with over 50 vessels serving California and New York with the Hornblower, Alcatraz and Statue Cruises brands. From 2007 to 2010, he was President of R.M. Thornton, Inc., a mechanical contracting company specializing in the Federal government and healthcare markets. Prior to that, from 1995 to 2006, Mr. Shaw was Chief Executive Officer and Managing Partner at Odyssey Cruises/Premier Yachts, Inc., a leading U.S. dining and excursion boat operator, where he successfully led the company through a sale process to private equity firm ICV Capital Partners. From 1989 to 1995, he served in Sodexho, S.A., one of the world’s largest contract services providers, as both President and Chief Executive Officer of Spirit Cruises, Inc., and Division President of The Seiler Corporation. Mr. Shaw served in the US Marine Corps from 1978 to 1982 as an infantry Captain. Mr. Shaw has consulted or served on a number of boards of advisors of various non-public organizations and he has been nominated for re-election to our Board of Directors because of his management expertise and experience as an executive officer.

Name	Age	Present Principal Occupation, Employment History and Expertise

Ranjit C. Singh	58	Mr. Singh has been a director since August 2000, and served as Chair of the Board of Directors from December 2001 to June 2007. Mr. Singh is currently Chief Executive Officer of CSR Consulting Group, which provides business and technology consulting services. He previously served as President and Chief Executive Officer of Aptara, Inc. (formerly known as Tech Books), a content outsourcing services company, from February 2003 until July 2008. From February 2002 to February 2003, Mr. Singh served as President and Chief Executive Officer of Reliacast Inc., a video streaming software and services company. Prior to that, he was President and Chief Operating Officer of ContentGuard, which develops and markets digital property rights software. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since January 2005, Mr. Singh has served on the Board of Directors of Authentidate Holding Corp. Mr. Singh has been nominated for re-election to our Board of Directors because of his experience in the service industry and with technology-based organizations.
Bradford T. Whitmore	53	Mr. Whitmore has been a director since June 2007 and Chair of the Board of Directors since March 2010. Since 1985, he has been the Managing Partner of Grace Brothers, Ltd., an investment firm which holds approximately 26.1% of the outstanding shares of our Common Stock. Mr. Whitmore and Grace Brothers, Ltd. collectively hold slightly less than 30% of the outstanding shares of our Common Stock. Within the past five years, Mr. Whitmore has served as a director of several non-public companies related to ownership of Grace Brothers, Ltd./affiliates investments as well as not-for-profit organizations. Mr. Whitmore has been nominated for re-election to our Board of Directors because of his corporate development expertise.

Our Board of Directors has approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR all of these nominees.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we were organized, and our By-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of our Board of Directors are kept informed of company business through discussions with our President and Chief Executive Officer and other corporate officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Our Board of Directors has determined that all of our directors (other than Michael D. Popielec, who serves as our President and Chief Executive Officer) are “independent” for purposes of the listing standards of the Nasdaq Stock Market. Our Board of Directors has also determined that the Chair of the Board of Directors should be an independent director. We believe that the segregation of the roles of Board Chair and President and Chief Executive Officer ensures better overall governance of our company and provides meaningful checks and balances regarding our overall performance. This structure allows our President and Chief Executive Officer to focus on our business while the Board Chair leads our Board of Directors in establishing corporate policy and complying with heightened regulatory scrutiny.

Our Board of Directors has four standing committees: an Audit and Finance Committee, a Governance Committee, a Compensation and Management Committee, and a Strategy and Corporate Development Committee (formerly the Mergers and Acquisitions Committee). During 2010, our Board of Directors held 12 meetings and the committees of our Board of Directors held a total of 33 meetings, two of which were non-mandatory, uncompensated status meetings of the Audit and Finance Committee. During 2010, General (Ret.) Daniel W. Christman served as our Board Chair until his retirement effective March 24, 2010. Upon General (Ret.) Christman’s retirement from our Board of Directors, our Board elected Bradford T. Whitmore as Board Chair. As Board Chair, Mr. Whitmore served as a non-voting ex-officio member of all of our Board committees. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board; and (2) the total number of meetings held by all committees of the Board on which he or she served.

Our Board of Directors has adopted a charter for each of the four standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of the Board of Directors. These charters and Corporate Governance Principles are available on our website at http://investor.ultralifecorp.com under the subheading “Corporate Governance.” Pursuant to our Corporate Governance Principles, it is our policy that directors retire from service at the Annual Meeting following a director’s 70th birthday.

Our Board of Directors has determined that all of the directors who serve on these committees are “independent” for purposes of the listing standards of the Nasdaq Stock Market, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act. Our Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions.

Committees of the Board of Directors

Audit and Finance Committee

The current members of the Audit and Finance Committee are Thomas L. Saeli (Chair), Patricia C. Barron and Robert W. Shaw II. This committee selects our independent registered public accounting firm and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual examination of our financial statements and the quality and integrity of those financial statements. Further, the committee reviews the qualifications and independence of the independent registered public accounting firm, and meets with our financial management, including our Internal Audit Manager, and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition. The Audit and Finance Committee met 15 times during 2010, with two of those meetings being non-mandatory, uncompensated status meetings.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with the listing standards of the Nasdaq Stock Market. In addition, our Board of Directors has determined that Mr. Saeli qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Governance Committee

The current members of the Governance Committee are Patricia C. Barron (Chair), Steven M. Anderson and James A. Croce. This committee reviews the performance and compensation of our directors, makes recommendations to our Board of Directors for membership and committee assignments and for the compensation of our directors, and manages the annual evaluation of the performance of our President and Chief Executive Officer. The Governance Committee met six times during 2010.

The Governance Committee identifies potential nominees for directors based on its own research for appropriate candidates as well as on recommendations received by directors or from shareholders as described below. On occasion, the Governance Committee will retain an executive search firm to assist in the identification of potential director nominees. The committee will also evaluate information provided by the National Association of Corporate Directors about prospective Board candidates. The evaluation process and the factors considered in undertaking that evaluation are set forth under the caption “Shareholder Recommendations for Director Nominations” on page 9.

The Governance Committee also has overall responsibility for assessing and managing our exposure to various risks.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Ranjit C. Singh (Chair), Steven M. Anderson and James A. Croce. The Compensation and Management Committee has general responsibility for determining the compensation of officers elected by our Board of Directors, granting stock options and restricted stock awards and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. Our Restated 2004 Long-Term Incentive Plan, which we refer to in this proxy statement as the Restated LTIP, is administered by the Compensation and Management Committee. The Compensation and Management Committee met seven times during 2010.

Strategy and Corporate Development Committee

The current members of the Strategy and Corporate Development Committee are Robert W. Shaw II (Chair), Thomas L. Saeli and Ranjit C. Singh. The Strategy and Corporate Development Committee is responsible for working with management to develop corporate strategy and for identifying and evaluating acquisition opportunities. The Strategy and Corporate Development Committee met five times during 2010.

Shareholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by shareholders. Such recommendations, if any, should be sent to Corporate Secretary, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director, if elected. The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. The Governance Committee considers the composition and size of the existing Board of Directors, along with other factors, in making its determination to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors. In evaluating a candidate, our Board of Directors, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles, including the particular experience, attributes and skills that would qualify the candidate to serve as a director. The criteria for selection to our Board of Directors include character and leadership skills, general business acumen and executive experience; knowledge of strategy, finance, relations between business and government, internal business — all to ensure an active Board of Directors whose members work well together and possess the collective knowledge and expertise required. Our Governance Committee reviews the qualifications of any candidate with those of its current directors to augment and complement the skill sets of our current Board members. We believe that it is important for our Board of Directors to be comprised of individuals with diverse backgrounds, skills and experiences. Although we do not have a formal diversity policy and identify qualified potential candidates without regard to any particular classification, we believe that the breadth of experience and qualifications of our Board members promotes Board diversity.

Annual Meeting Attendance

Our policy is that all of the directors, absent special circumstances, should attend our Annual Meeting of Shareholders. A regular meeting of the Board of Directors is typically scheduled in conjunction with the Annual Meeting of Shareholders. All directors attended last year’s Annual Meeting of Shareholders.

Executive Sessions

Our Corporate Governance Principles require our Board of Directors to meet in executive session regularly by requiring our independent directors to have at least four regularly-scheduled meetings per year without management present. Our Board of Directors met in executive session 15 times during 2010. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Shareholders interested in communicating directly with our Board of Directors as a group or individually may do so in writing to our Corporate Secretary, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including our Principal Executive Officer and our Principal Financial Officer (who is also our Principal Accounting Officer), and, to the extent it applies to their activities, all members of our Board of Directors. Our Code of Ethics incorporates the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with the Nasdaq Stock Market requirements for a code of conduct. Shareholders can find a link to this Code of Ethics on our website at http://investor.ultralifecorp.com under the subheading “Corporate Governance.” We intend to post amendments to or waivers (whether expressed or implied) from the Code of Ethics (to the extent applicable to our Principal Executive Officer or Principal Financial Officer) at the same location on our website as the Code of Ethics.

Our Code of Ethics emphasizes our commitment to conducting business in a legal and ethical manner and encourages prompt and confidential reporting of any suspected violations of law or the Code of Ethics. As part of our Code of Ethics, directors and employees are expected to make business decisions and to take actions based upon the best interests of our company and not based upon personal relationships or benefits. Any potential conflict of interest, and any transaction or relationship involving our officers or directors that could give rise to a conflict of interest, must be reviewed and resolved by our Governance Committee.

We have adopted written policies and procedures for the review and approval or ratification of any “related party transaction,” defined by us as any transaction, or proposed transaction, in excess of $120,000 between us and any of our executive officers, directors or director nominees. The policy provides that each related party transaction must be reviewed by our Audit and Finance Committee. The committee reviews the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics, and either recommends that the Board of Directors approve or disapprove the related party transaction. We will disclose all required related party transactions in our filings with the SEC. To our knowledge, no reportable transaction existed during 2010, and there are currently no such proposed transactions.

Risk Management

Our management team is responsible for assessing and managing our exposure to various risks. We have an enterprise risk management process to identify, assess and manage the most significant risks facing our company. Our Governance Committee has general responsibility to review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage our exposure to risk. Our Audit and Finance Committee has oversight responsibility for financial risks. Our management reviews these financial risks with our Audit and Finance Committee regularly and reviews the risk management process, as it affects financial risks, with our Audit and Finance Committee on an on-going basis.

Our Compensation and Management Committee evaluates the extent to which our compensation policies expose us to risk that could threaten the value of our company.

In 2010,

•	all bonus plans were reviewed with Human Resources, Finance and our Chief Executive Officer, and officer bonus plans required Compensation and Management Committee approval;

•	the metrics of those bonus plans were reviewed to make sure they were financial in nature and were stretch in nature;

•	all commission plans were developed by the Business Unit Vice Presidents and Human Resources followed by Finance and Chief Executive Officer review;

•	all stock option or equity requests are approved by Human Resources, our Chief Executive Officer and the Business Unit leader followed by Compensation and Management Committee approval and, in the case of awards for more than 10,000 shares, Board of Directors approval; and

•	additional guidelines were adopted so that effective January 1, 2011 the Compensation and Management Committee is notified and in some cases must approve certain compensation actions for key non-officer employees.

The Compensation and Management Committee has reviewed our incentive compensation arrangements to determine whether the risks related to the design and operation of our compensation plans and programs, if present, were reasonably likely to have a material adverse effect on our company. We have concluded that such arrangements do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on our company.

DIRECTOR COMPENSATION

We use a combination of cash compensation and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Our practice is to resurvey our peer group companies every two to three years to ascertain whether our overall director compensation is appropriate and balanced. If we perceive that there has been a major change in our company or the market, we may conduct a more frequent survey. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties to us, the skill-level required by members of our Board of Directors, and, based on an independent review by our external compensation consultant and other publicly available director compensation data, the compensation paid to directors in similar sized organizations in our industry. Our program remains designed to deliver annual director compensation at approximately the median of companies in similar industries and of similar size.

Director Cash Compensation

Through June 30, 2010, each non-employee director received a $3,000 quarterly retainer, and the Board Chair received a $5,000 quarterly retainer. Each non-employee director also received $1,000 for each board meeting attended whether a regularly scheduled meeting or a specially called meeting, and regardless of whether attendance was in person or by telephone. Each non-employee director also received $750 for each meeting of the four standing committee meetings attended as a committee member, whether in person or by telephone. The Chair of the Audit and Finance Committee received a $2,500 quarterly retainer, the Chair of the Compensation and Management Committee received a $2,000 quarterly retainer and the Chairs of the Governance and the Strategy and Corporate Development Committees received a $1,250 quarterly retainer.

At its June 8, 2010 meeting, our Board of Directors modified our cash compensation for directors by terminating the payment of cash meeting fees to each director for each Board and committee meeting attended. Instead, effective July 1, 2010, each non-employee director receives an annual cash retainer of $20,000, except for the Board Chair, who receives an annual cash retainer of $28,000. In addition, each director who is a member of a Board committee receives an additional cash retainer for such committee service as summarized in the table below.

	Annual Retainer for	Annual Retainer for
	Committee Members	Committee Chair

Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Governance Committee	$4,500	$9,500
Strategy and Corporate Development Committee	$3,750	$8,750

Annual retainers for both committee members and committee chairs are paid quarterly in cash. For Board and committee service during 2010, we paid our directors an aggregate $264,964.

Directors’ Stock-Based Incentive Compensation

Our Board of Directors did not modify our equity compensation program for directors, which continues to provide each director with an annual award of shares of our Common Stock without any restrictions. The aggregate value of the award for each non-employee director is $40,000 and the aggregate value of the award for the Board Chair is $66,000. Our directors are elected annually in June of each year. Accordingly, these grants of Common Stock to our current directors were scheduled for four equal installments on August 15, 2010, November 15, 2010, February 15, 2011 and May 15, 2011. In order to receive an installment of Common Stock, a director must be a current member of our Board of Directors on the scheduled installment payment date. To determine the number of shares of Common Stock to award based on this valuation, the value of each quarterly award, which is $10,000 for each director other than the Board Chair and $16,500 for the Board Chair, is divided by the volume weighted average price (“VWAP”) of the Common Stock on the grant date of the award. On August 15, 2010, each incumbent non-employee director received 2,172 shares of Common Stock and the Board Chair received an additional 1,362 shares of Common Stock. On November 15, 2010, each incumbent non-employee director received 1,544 shares of Common Stock and the Board chair received an additional 1,003 shares of Common Stock. On February 15, 2011, each incumbent non-employee director received 2,529 shares of Common Stock and the Board Chair received an additional 1,643 shares.

Our directors also have stock ownership guidelines which require them to hold 2,000 shares. Directors have two years to achieve the required ownership. Furthermore, until the required stock ownership guidelines are met, directors are required to hold at least 50% of all vested after-tax shares and 50% of shares received on exercise of stock options. Currently, all of our non-employee directors meet the share ownership guidelines.

Director Compensation for 2010

The table below summarizes the compensation paid by us to our non-employee directors for their service during the fiscal year ended December 31, 2010.

	Fees Earned or	Stock Awards	Total
Name (1)	Paid in Cash ($)	($)(2)(3)	($)

Carole Lewis Anderson	20,696	20,003	40,699
Steven M. Anderson	19,483	30,005	49,488
Patricia C. Barron	36,448	40,006	76,454
Anthony J. Cavanna	15,494	20,003	35,497
Paula H.J. Cholmondeley	22,080	20,003	42,083
Daniel W. Christman	6,648	16,498	23,146
James A. Croce	16,635	20,003	36,638
Thomas L. Saeli	32,014	30,005	62,019
Robert W. Shaw II	19,833	20,003	39,836
Ranjit C. Singh	40,752	40,006	80,758
Bradford T. Whitmore	34,881	59,504	94,385

(1)	John D. Kavazanjian was ineligible to receive compensation for his service as a director because he was also an employee, serving as our President and Chief Executive Officer through December 30, 2010. Michael D. Popielec is ineligible to receive compensation for his service as a director because he is also an employee, serving as our President and Chief Executive Officer. Carole Lewis Anderson, Anthony J. Cavanna and Paula H.J. Cholmondeley ceased serving as directors on June 8, 2010, and Daniel W. Christman ceased serving as a director on March 24, 2010. Thomas L. Saeli did not become a director until March 5, 2010. Steven M. Anderson did not become a director until April 13, 2010. James A. Croce and Robert W. Shaw II did not become directors until June 8, 2010.

(2)	The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted during 2010. The Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) (formerly, Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense for such awards is expensed at the time of grant. There was no stock option expense in 2010 for directors’ options since no stock options were granted to directors during 2010. The assumptions used to determine the valuation of the awards are discussed in Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The number of shares granted in 2010 and the grant date fair value of those grants determined in accordance with ASC 718 are set forth below.

			Grant Date
Name	Grant Date	Shares (#)	Fair Value ($)

Carole Lewis Anderson	2/15/10	2,529	10,001
	5/15/10	2,142	10,002
Steven M. Anderson	5/15/10	2,142	10,002
	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Patricia C. Barron	2/15/10	2,529	10,001
	5/15/10	2,142	10,002
	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Anthony J. Cavanna	2/15/10	2,529	10,001
	5/15/10	2,142	10,002
Paula H.J. Cholmondeley	2/15/10	2,529	10,001
	5/15/10	2,142	10,002
Daniel W. Christman	2/15/10	4,172	16,498
James A. Croce	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Thomas L. Saeli	5/15/10	2,142	10,002
	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Robert W. Shaw II	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Ranjit C. Singh	2/15/10	2,529	10,001
	5/15/10	2,142	10,002
	8/15/10	2,172	10,001
	11/15/10	1,544	10,002
Bradford T. Whitmore	2/15/10	2,529	10,001
	5/15/10	3,534	16,502
	8/15/10	3,584	16,502
	11/15/10	2,547	16,499

(3)	The aggregate number of director stock options outstanding at December 31, 2010 were as follows:

Name	Stock Options

Steven M. Anderson	—
Patricia C. Barron	25,500
James A. Croce	—
Thomas L. Saeli	—
Robert W. Shaw II	—
Ranjit C. Singh	48,500
Bradford T. Whitmore	—

PROPOSAL 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

As required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, which is referred to in this proxy statement as Dodd-Frank, we are asking our shareholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. As described in the Compensation Discussion and Analysis on pages 16 through 27 of this proxy statement, our Compensation and Management Committee has structured our executive compensation program to achieve the following objectives: pay for performance; align the interests of our executive officers with those of our shareholders; and attract, retain and motivate talented individuals. Our compensation programs are designed to reward our Named Executive Officers, as defined on page 16, for the achievement of both short-term and long-term strategies and operational goals while promoting enhanced shareholder return. At the same time, our compensation programs are designed to avoid encouraging unnecessary or excessive risk-taking by our Named Executive Officers.

We direct our shareholders to our Compensation Discussion and Analysis on pages 16 through 27 of this proxy statement which sets forth the principles of our executive compensation programs and the policies and procedures that implement those policies. We encourage our shareholders to read this information carefully, as well as the Summary Compensation Table and other related compensation tables and narratives which follow the Compensation Discussion and Analysis.

The vote on this advisory resolution is not intended to address any specific component of our executive compensation. It is meant to address the overall compensation of our Named Executive Officers as described in this proxy statement.

In accordance with recently-adopted Rule 14a-21(a) of the Exchange Act and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the Meeting:

Resolved, that the shareholders of Ultralife Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2011 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “Say-on-Pay” resolution is non-binding on our company and our Board of Directors. Although it is non-binding, the Board of Directors and the Compensation and Management Committee will review and consider the voting results when making future decisions regarding our executive compensation program and policies.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

As also required by Dodd-Frank and pursuant to recently adopted Rule 14a-21(b) of the Exchange Act, we are asking our shareholders to vote on an advisory basis on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every year, every two years or every three years.

After careful consideration and dialogue with our shareholders, various proxy advisory organizations and various institutional shareholder representative organizations, our Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every three years. Our executive compensation programs are designed to promote a long-term connection between pay and performance. Our Board of Directors believes that providing our shareholders with the ability to vote for advisory votes on executive compensation every three years will give them the best opportunity to evaluate in context how our executive compensation programs are working. Our Board of Directors also recognizes that we are required to make, and our shareholders expect to see, annual executive compensation disclosures. As the Say-on-Pay advisory vote is something new to us this year, holding a three-year advisory vote on executive compensation will provide us with appropriate feedback on our compensation disclosures without overemphasizing short-term analysis of programs that have significant long-term components. It should be noted, however, that because the advisory Say-on-Pay vote occurs after compensation for the current year has already been initiated and because the different elements of our executive compensation program are, in some instances, long-term in nature and are coordinated with our short-term incentives, it may well not be appropriate or advisable to alter our executive compensation programs as a result of any year’s Say-on-Pay advisory vote by the time of the following year’s Annual Meeting of Shareholders.

This advisory vote on the frequency of future Say-on-Pay votes is non-binding on our company and our Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction card: one year, two years, three years or abstain. Shareholders are cautioned that they are not voting to approve or disapprove the recommendation of our Board of Directors. Although the vote is non-binding, the Board of Directors and our Compensation and Management Committee will carefully review the voting results. Notwithstanding the recommendation of the Board of Directors and the outcome of the shareholder advisory vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors not known to the Board of Directors at this time.

The Board of Directors recommends that shareholders vote to conduct future advisory votes on executive compensation on a three-year basis.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as CD&A, provides information about the compensation programs for our President and Chief Executive Officer, our former President and Chief Executive Officer, our Chief Financial Officer and Treasurer, our next two most highly compensated executive officers employed at the end of 2010, our former Executive Vice President of Business Operations and our former Vice President, Corporate Communications Officer, to whom we refer collectively as our “Named Executive Officers.” This CD&A includes our compensation philosophy and the objectives of our executive compensation programs, descriptions of each of the elements of our executive compensation programs and the basis for the compensation decisions we made during 2010. Our Named Executive Officers for 2010 are:

•	Michael D. Popielec, President and Chief Executive Officer (effective as of December 30, 2010)

•	John D. Kavazanjian, former President and Chief Executive Officer (ceased to be our President and Chief Executive Officer as of December 30, 2010; retired effective as of February 7, 2011)

•	Philip A. Fain, Chief Financial Officer and Treasurer

•	Peter F. Comerford, Vice President of Administration, Secretary and General Counsel

•	Patrick R. Hanna, Jr., Vice President, Corporate Compliance Officer

•	James E. Evans, former Executive Vice President of Business Operations (resigned effective as of April 30, 2010)

•	Julius M. Cirin, former Vice President, Corporate Communications Officer (died December 30, 2010)

Executive Summary

Our compensation philosophy is designed by our Compensation and Management Committee, referred to in this CD&A as the Committee, to align the interests of our Named Executive Officers with those of our shareholders by rewarding performance that enhances the long-term objective of increasing shareholder value. Our executive compensation programs are designed to motivate our Named Executive Officers to achieve strong financial, operational and strategic performance and to provide a link between the amounts earned by our Named Executive Officers and the creation of shareholder value.

Despite a difficult economic environment, we substantially improved our operating performance during the last completed fiscal year. As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2010 financial results were strong relative to our fiscal 2009 results. The following table highlights the year-over-year comparison of the key financial metric that we used in evaluating our performance for the purpose of making compensation decisions in 2010:

Performance Measure	Fiscal Year 2009	Fiscal Year 2010	Dollar Change

Operating Profit (Loss)	$(7,362,000)	$7,878,500	$15,240,500

We use operating profit for purposes of determining achievement under our annual Short-Term Incentive Plan, referred to in this proxy statement as the STIP. Operating profit is a non-GAAP measure that is calculated by modifying operating income (as defined under GAAP) to exclude incentive compensation expenses and asset impairment charges associated with our Energy Services business.

Our fiscal 2010 financial performance, along with the individual performance of our Named Executive Officers, served as key factors in making compensation decisions for 2010, including the following:

•	In December 2010, based on company and individual performance and also in consideration as to where the base salaries of our Named Executive Officers fell in comparison with our peer group, the Committee approved base salary increases to Messrs. Fain and Comerford of 4.2% and 10.0%, respectively. Such increases were effective February 14, 2011.

•	Our STIP is aligned directly to an annual corporate financial target in line with our “pay-for-performance” philosophy. For 2010, operating profit was the key metric for our Named Executive Officers’ annual cash incentive awards under the STIP. Our performance with respect to this metric was substantially improved in 2010 as compared to 2009, but was slightly below our 2010 target. As such, our 2010 performance resulted in the payment of annual cash incentive awards under the STIP that were slightly below the target levels for our Named Executive Officers.

•	Long-term equity incentive compensation continues to make up a significant portion of the compensation for each of our Named Executive Officers. During 2010, long-term equity incentive compensation was granted solely in the form of stock options, as the Committee believed that stock options presented the best incentive to our Named Executive Officers to act in a manner designed to improve our market value by rewarding them only if our market value increases over the term of the stock option.

•	As discussed in greater detail below under the subheading “New Chief Executive Officer Compensation Package,” Mr. Popielec became our President and Chief Executive Officer effective December 30, 2010. Mr. Popielec’s compensation package includes a significant equity component designed to incentivize him to effectively manage our growth strategy and improve our market value.

Our executive compensation programs contain other key components and features that are designed to reinforce our pay-for-performance philosophy. For example:

•	We do not reimburse or “gross-up” our Named Executive Officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•	We maintain “double-triggered” agreements with certain of our Named Executive Officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our company.

We encourage you to read this CD&A for a detailed discussion and analysis of our executive compensation programs, including information about the 2010 compensation of our Named Executive Officers.

Compensation Philosophy and Objectives

Our compensation philosophy is designed to align the interests of our Named Executive Officers with those of our shareholders by rewarding performance that enhances the long-term objective of increasing shareholder value. The Committee establishes specific annual, long-term and strategic goals and rewards Named Executive Officers for performance that meets or exceeds those goals. In addition, we expect our Named Executive Officers to work to these objectives while maintaining the highest ethical standards.

We design our executive compensation programs to attract, retain and motivate talented individuals, and to motivate them to achieve strong financial, operational and strategic performance. In particular:

•	Our goal is to have our compensation package reflect the value of the job in the marketplace. To attract and retain a skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	Our executive compensation programs are designed to support our pay-for-performance philosophy by aligning compensation with executing long-term business strategies and achieving near-term financial targets. We base compensation decisions on a combination of the level of job responsibility, individual performance and our company performance. Generally, as an individual’s level of responsibility increases, so does the amount of compensation that is “at risk” and dependent on achievement of such goals.

•	We develop and administer our compensation programs to foster the long-term focus required for success in our industry, but we also work to achieve an appropriate balance between short-term and long-term compensation in order to adequately motivate our employees.

To this end, the Committee reviews our executive compensation program annually to assess if we are able to attract and retain talented executives, and to ensure that the total compensation paid to our executives, including our Named Executive Officers, is fair, reasonable, competitive and, where appropriate, performance-based. The Committee also ensures that our total compensation is linked to our ability to meet our annual financial and non-financial goals, and longer term, to drive strong levels of shareholder return.

Setting Executive Compensation

The following table identifies the various individuals and groups who participated in the compensation-setting process for 2010, as well as their responsibilities in connection with such participation.

Participant	Responsibilities

Compensation and Management Committee	• Responsible for establishing, implementing and monitoring adherence to our compensation philosophy and objectives for our Named Executive Officers

•   The Compensation and Management Committee Chair, the Audit and Finance Committee Chair and the Chair of our Board of Directors, working with a retained search firm specializing in the placement of chief executive officers, performed the initial screening of candidates to become our President and Chief Executive Officer, and recommended to the Board that Mr. Popielec be offered the position.

• Reviewed the performance of our President and Chief Executive Officer and our other Named Executive Officers

•   Reviewed the peer group composition and compensation program evaluation prepared for the Committee in 2008 by DolmatConnell & Partners, an independent executive compensation consulting firm (due to general economic conditions and the stability of our performance, the Committee did not engage DolmatConnell, or any other compensation consultant, in 2010)

Participant	Responsibilities

• Reviewed the peer group data compiled by Human Resources and obtained through Equilar, an independent executive compensation data provider
• Reviewed our President and Chief Executive Officer’s recommendations regarding the compensation levels of our other Named Executive Officers
• Approved the compensation levels and STIP payouts for our other Named Executive Officers (except for long-term equity incentive awards of more than 10,000 shares which require full Board approval)
• Made recommendations to the Board regarding the compensation levels and STIP payout for our President and Chief Executive Officer
• Approved financial metrics to be used for the STIP for 2011
President and Chief Executive Officer	• Reviewed the performance of our other Named Executive Officers
• Made recommendations to the Committee regarding the compensation levels and STIP payouts for our other Named Executive Officers with input from our Vice President of Corporate Human Resources
• Made recommendations to the Committee for financial metrics to be used for the STIP for 2011

Competitive Market Data

The Committee believes that the compensation of our Named Executive Officers should be generally consistent with pay practices at comparable companies, in order to attract and retain top management talent. Each year, the Committee reviews the executive compensation practices of a group of public companies in our industry that it determines to be our peers based on their revenue and market capitalization. The data for 2010 basically utilized the same peer group that was established by DolmatConnell for 2009 to include companies of similar size within our industry. The peer group we used for establishing our 2010 executive compensation programs for our Named Executive Officers was comprised of the following companies:

Advanced Energy Industries, Inc.	LaBarge, Inc.
Aero Vironmento, Inc.	Motorcar Parts of America, Inc.
AZZ, Inc.	Performed Line Products Co.
Bel Fuse, Inc.	Quantum Fuel Systems Technologies Worldwide, Inc.
C&D Technologies, Inc.	SL Industries Inc.
Electro Scientific Industries Inc.	Spectrum Control, Inc.
EMCORE Corp.	Vicor Corp.
Greatbatch, Inc.

Peer group data for our 2010 executive compensation programs was obtained through Equilar, which is an executive compensation data provider that provides benchmark data on publicly held companies on executive compensation, equity grants and compensation practices. If peer group data is not available on a specific Named Executive Officer’s position, we use a composite of published executive compensation surveys.

The Committee uses the peer group executive compensation data as a “market check” only. While the target compensation levels for our Named Executive Officers are not set to correspond to a specific level of market competitiveness, the Committee’s general approach has been to align compensation with the 50th percentile of our peer group. In addition, the Committee exercises significant discretion and judgment in determining individual compensation target levels and actual amounts paid based on its overall understanding of the labor market for executive leadership, our specific needs and each Named Executive Officer’s individual circumstances.

Executive Compensation Components

The 2010 total compensation package for our Named Executive Officers consisted of the following primary components:

Compensation			Performance
Element	Form of Compensation	Purpose	Metrics

Base salary	Cash	Provide compensation that is not “at-risk” to compensate our Named Executive Officers for services rendered during the fiscal year	None
Annual incentive compensation	Cash	Motivate our Named Executive Officers to attain vital short-term business goals and objectives as reflected in our annual operating plan	Operating Profit
Long-term incentive compensation	Equity	Incent our Named Executive Officers to focus on company growth, align their compensation with our business strategy and create value for our shareholders	None
Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by our company, including life insurance, short- and long-term disability insurance and a comprehensive medical and dental plan (we pay the monthly premiums for our Named Executive Officers)	Provide a competitive employee benefits program	None
Retirement benefits	Eligibility to participate in our 401(k) plan (available to all employees)	Provide an incentive for long-term retention of our Named Executive Officers	None
Limited perquisites and other personal benefits	A $7,500 flexible benefits allowance for the President and Chief Executive Officer, a $5,000 allowance for benefits such as supplemental long-term disability and company-paid executive physicals and tax preparation services	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions	None

Base Salary

The President and Chief Executive Officer reviews the performance of the other Named Executive Officers and then recommends base salary adjustments, if any, to the Committee. In turn, the Committee independently reviews, adjusts where appropriate and approves the base salary adjustments, if any, based upon the subjective discretion of the Committee. In its executive session, the Committee reviews and recommends to the full Board of Directors any base salary adjustment for the President and Chief Executive Officer. If changes to base salaries are recommended and approved, the changes in the base salary are effective during the 1st quarter of the following calendar year.

The Committee typically reviews base salary levels from peer group companies and other published executive compensation surveys (if required) on an annual basis. The Committee has endeavored to better align executive salaries with the market, moving them toward approximately the 50th percentile of our peer group, since base salaries for our executive officers have been significantly below market norms for comparable companies. In addition to looking at the peer group and other published executive compensation surveys, salaries for executives are determined based upon the following factors:

•	Individual performance

•	Company performance

•	Job responsibilities, including any significant change in responsibilities

•	Experience

•	Internal pay equity

•	Retention

Due to overall company performance during fiscal year 2009 and the difficulty of the global economic crisis and recession, none of our Named Executive Officers received a base salary increase that was effective during 2010. In December 2010, the President and Chief Executive Officer recommended to the Committee that base salary increases be given to Messrs. Fain and Comerford in February 2011. The merit increases were approved by the Committee based on company and individual performance and also in consideration of the fact that both were positioned well below the 50th percentile of our peer group as established at the end of 2008. Mr. Fain’s salary increased from $240,000 to $250,000 and Mr. Comerford’s salary was changed from $210,000 to $231,000. Following their respective increases in base salary, Messrs. Fain and Comerford’s base salaries still remain below the 50th percentile of our peer group.

Short-Term Incentive Plan

Typically, we establish a short-term incentive plan each fiscal year, which provides the Named Executive Officers an opportunity to receive an annual cash payment in addition to their base salaries. The short-term incentive plan is designed to place “at risk” a significant portion of the annual total cash compensation of the Named Executive Officers by linking the amount of compensation that can be achieved under the plan with our financial performance. We believe that the STIP is a key component of maintaining a competitive executive compensation program because it motivates our Named Executive Officers to achieve our short-term financial and strategic objectives while making progress towards our longer term growth.

Setting Threshold, Target and Maximum STIP Levels

Initially, based on the recommendation from the President and Chief Executive Officer, the Committee establishes threshold, target and maximum bonus levels for each Named Executive Officer, which is expressed as a percentage of his base salary. The percentages are determined by the position of the Named Executive Officers within the organization and based upon the review of peer data and other published executive compensation surveys if peer data is not available. The threshold level is the minimum level of performance required before any amount would be earned under the STIP. The Committee also establishes a maximum bonus level under the STIP. For 2010, that maximum bonus level was two times the target bonus level.

Generally, the Committee sets the target bonus level such that, assuming achievement of the corporate financial metric(s), the combined base salary and annual STIP opportunity for our Named Executive Officers will be at or near the 50th percentile for comparable executives at the companies in our peer group or from published executive compensation surveys if peer group data is not available. For the 2010 STIP, the threshold, target and maximum levels under the STIP were as follows:

	Threshold	Target	Maximum
	(as a % of	(as a % of	(as a % of
Name	Base Salary)	Base Salary)	Base Salary)

John D. Kavazanjian	0%	60%	120%
Philip A. Fain	0%	45%	90%
Peter F. Comerford	0%	30%	60%
Patrick R. Hanna, Jr.	0%	30%	60%
James E. Evans*	0%	30%	60%
Julius M. Cirin **	0%	30%	60%

*	Mr. Evans resigned effective as of April 30, 2010, and forfeited his 2010 STIP payments in connection with such termination.

**	The actual amount for Mr. Cirin would have been based on full-year participation. Mr. Cirin went out on disability in June 2010 and died on December 30, 2010. Therefore, any STIP payment due for 2010 would be prorated.

Establishing the STIP Performance Metrics

Normally, at the December Committee meeting, based on the recommendation from the President and Chief Executive Officer, the Committee identifies financial metrics that will be used for the STIP for the following calendar year. The metrics are normally finalized in January after the annual operating plan has been approved.

For purposes of setting 2010 executive compensation, the Committee, based on recommendations from our President and Chief Executive Officer, changed its approach to the STIP for certain Named Executive Officers. In prior years, the STIP for certain Named Executive Officers was based on a combination of individual goals and the achievement of our approved operating plan, and for the President and Chief Executive Officer and the Chief Financial Officer and Treasurer, the STIP was based solely on achievement of the operating plan. In setting 2010 executive compensation, the recommendation was made by the President and Chief Executive Officer and approved by the Committee that all Named Executive Officers would have their STIP based on our operating plan financial goals only. The threshold, target and maximum performance levels under the 2010 STIP were as follows:

Performance Measure	Threshold	Target	Maximum

Operating Profit	$4,589,000	$7,909,667	$15,695,095

If our operating profits were not above $4,589,000, then no cash bonus would be paid to any of the Named Executive Officers for 2010 performance. Compensation would only begin to be earned under the STIP if our operating profits exceeded $4,589,000. Fifteen percent of every dollar of operating profit that we achieved in excess of $4,589,000 would go into a bonus pool for potential distribution to the participants on a pro-rata basis based on their specific percentage of participation. Once the target operating profit of $7,909,667 was reached, STIP participants would be eligible to receive their target bonus payout. Once the target bonus payout has been met, then the bonus pool would be funded by 7% of each dollar in additional operating profit for potential distribution to participants on a pro-rata basis. At an operating profit of $15,695,095, the Named Executive Officers could receive their maximum STIP bonus of two times their target bonus amount.

Since the targeted cash bonus for most of the companies in our peer group is based on the achievement of the approved operating plan for those companies, the Committee believes that the approach adopted for 2010 is a more conservative approach appropriate to the way that our operating plan was constructed, in line with our current position and designed to reward performance that exceeds our operating plan targets. It also has the effect of getting all of our Named Executive Officers focused on the same common company-wide goals. The Committee also added an additional performance metric that if a bonus was earned for 2010, we must be profitable each quarter or the bonus pool would be reduced by 10%.

STIP Payments

While the decisions to make STIP payouts as well as the amounts earned under the STIP are made at the sole discretion of the Committee, in making such determinations, the Committee relies on the recommendations from our President and Chief Executive Officer for all other Named Executive Officers. The Committee makes recommendations to the full Board for the STIP payout (if any) for the President and Chief Executive Officer. In December 2010, the Committee recommended to the Board of Directors that the $14,000,000 non-cash impairment associated with the Energy Services business be excluded from the STIP financial results calculations. This was approved by the Board of Directors. Based on our overall 2010 financial results of an operating profit of $7,878,500, STIP payments were made to the eligible Named Executive Officers for 2010. We were profitable for each quarter in 2010, and, therefore, the amounts earned under the STIP were not reduced by 10%. The chart below shows the STIP payment made for the Named Executive Officers for 2010 performance.

2010 STIP
Name	Payout ($)

John D. Kavazanjian	251,312
Philip A. Fain	107,705
Peter F. Comerford	62,828
Patrick R. Hanna, Jr.	56,844
James E. Evans*	0
Julius M. Cirin **	28,422

*	Mr. Evans resigned effective as of April 30, 2010, and forfeited his 2010 STIP payments in connection with such termination.

**	Mr. Cirin earned a partial bonus under the STIP through the date he went out on disability. Mr. Cirin died on December 30, 2010.

Long-Term Incentive Compensation

We use equity awards to motivate our Named Executive Officers to increase the long-term value of our Common Stock and align the interests of our Named Executive Officers with those of our shareholders. Long-term equity incentive awards are intended to further our success by ensuring that sustainable value creation is a key factor in our Named Executive Officers’ management of the business and to help retain executives over time.

Long-term equity incentive compensation may consist of awards of stock options, performance-vested restricted shares and time-vested restricted shares that vest over a multi-year period. This design approach helps align the interests of our Named Executive Officers with those of our shareholders in seeing long-term increases in the value of equity instruments. We use stock options as one of our long-term incentives because, in addition to providing our executive officers with the opportunity to develop a stock ownership stake in our company, they result in compensation only to the extent that the market price of our Common Stock increases over the term of the stock option.

The size and form of these equity awards is determined by the Committee with recommendations from the President and Chief Executive Officer for the other Named Executive Officers. If the equity awards recommended for the Named Executive Officers exceed 10,000 shares, the awards will be recommended for approval by the Committee and must be approved by the full Board of Directors. The Committee also recommends to the full Board any equity awards for the President and Chief Executive Officer.

Generally, the Committee bases the overall long-term incentive compensation around the mid-point (50th percentile) of those companies in our peer group. As with other compensation components, however, the Committee can modify this target either upward or downward based on the Committee’s subjective evaluation of the long-term value of the individual Named Executive Officer to us.

In recognition of our current market capitalization and to better align management with the goals of our shareholders, the Committee decided for 2010 not to provide additional equity compensation in the form of either time-based stock awards or performance-based stock awards for the Named Executive Officers or the other executives. Instead, the Committee approved only stock options, as more fully described below, in the belief that when granted with an exercise price at or above the current market price, stock options represent the best incentive to our Named Executive Officers to act in a manner designed to improve our market value and to reward our Named Executive Officers only if the market value increases over the term of the stock option. The Committee determines the value of long-term equity incentive compensation to be granted to each Named Executive Officer based on factors including the individual’s level of responsibility with our company and the results of the Committee’s annual evaluation of the individual’s performance, and then utilizes the peer group compensation data as a check on the competitiveness of the level of compensation.

Typically, equity awards are granted in the regularly scheduled December Committee meeting. As was previously disclosed in our proxy statement for our 2010 Annual Meeting of Shareholders, as a component of the 2010 executive compensation program, in December 2009 the Committee granted options to purchase shares of our Common Stock under our Restated LTIP to certain of our executive officers. The options that were granted have a seven-year term, vest over a three-year period in equal installments and have an exercise price of $3.9085 per share. Mr. Kavazanjian received an option to purchase 23,500 shares; Mr. Fain and Mr. Evans each received an option to purchase 33,000 shares; Mr. Comerford received an option to purchase 24,000 shares; and Mr. Cirin and Mr. Hanna each received an option to purchase 12,000 shares.

In addition, on January 13, 2010, the Committee recommended to the Board of Directors, and it was approved by the Board, that Mr. Kavazanjian receive an additional seven-year option under our Restated LTIP, which vests over a three-year period in equal installments, for 26,500 shares at an exercise price of $4.7761 per share.

In December 2010, as a component of the 2011 executive compensation program, the Committee granted options to purchase shares of our Common Stock under our Restated LTIP to certain Named Executive Officers. The options that were granted have a seven-year term, vest over a three-year period in equal installments and have an exercise price of $6.9061 per share. Mr. Fain received an option to purchase 25,000 shares; Mr. Comerford received an option to purchase 20,000 shares; and Mr. Hanna received an option to purchase 10,000 shares.

Retirement Benefits

We provide to all active employees a tax-qualified 401(k) plan that provides for both employer and employee contributions. Employees may defer annually to the plan up to the IRS limits. We provide a company match of 50% of an employee’s deferrals, up to a maximum of 4% of the employee’s annual salary.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The aggregate incremental costs of the personal benefits provided to our Named Executive are included in the “All Other Compensation” column of the 2010 Summary Compensation Table.

New Chief Executive Officer Compensation Package

Mr. Popielec became our President and Chief Executive Officer effective December 30, 2010. Most recently, Mr. Popielec was employed by Carlisle Companies, Inc. of Charlotte, North Carolina, as its Group President, Applied Technologies, in 2008 and 2009 and as its Group President, Diversified Components, from 2005 to 2007. Prior to that, from 2003 to 2005, Mr. Popielec held various positions at Danka Business Systems, PLC and for 17 years prior to Danka, he held various positions at General Electric Company, including President and Chief Executive Officer of GE Power Controls, Industrial Systems in Europe from 2000 to 2002. After his tenure at Carlisle Companies, Inc., Mr. Popielec was engaged in special projects and consulting to both public and private companies. Mr. Popielec received his B.S. in Mechanical Engineering from Michigan State University in 1985.

The search committee of the Board of Directors, working with a retained search firm specializing in the placement of chief executive officers, conducted an extensive search that included interviews of a large number of qualified individuals and after careful consideration selected Mr. Popielec as our new President and Chief Executive Officer given his extensive sales and marketing background and his 25 years in growing domestic and international industrial businesses.

The compensation package offered Mr. Popielec reflects competitive market data provided by Equilar and the search firm retained in connection with the chief executive officer search. Based on this data, the search committee of the Board of Directors determined that the total compensation target was within the range provided to chief executives in companies of comparable size and operations to Ultralife Corporation. This was also confirmed by reviewing the peer company data from the Equilar executive compensation database. Mr. Popielec’s compensation structure includes a significant equity component designed to incentivize him to effectively manage our company’s growth strategy. The Board of Directors and the Committee believe that the success or failure of these initiatives will be reflected in our share price and Mr. Popielec’s reward will be commensurate with the results experienced by the shareholders.

Annual Cash Compensation

We have set Mr. Popielec’s base annual salary at $450,000. Mr. Popielec is also eligible to receive an annual cash bonus outside of the STIP if we exceed certain performance metrics to be agreed upon no later than January 31 of the year for which the bonus applies. For 2011, and each year thereafter, Mr. Popielec’s annual cash bonus target shall not be less than 75% of his 2011 Base Salary.

Long-Term Equity Incentive Compensation

Long-term equity incentive compensation is a significant component of Mr. Popielec’s compensation package. Under his employment agreement, Mr. Popielec received the following options to purchase shares of our Common Stock:

	Number of	Exercise
Date of Grant	Shares	Price	Vesting Schedule

December 30, 2010	50,000	$6.4218	Twenty five percent of the shares will vest on each of the four anniversaries of the date of grant.
January 3, 2011	50,000	$6.5820	Twenty five percent of the shares will vest on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014.

In addition, Mr. Popielec received three additional stock options, each of which is conditioned upon shareholder approval of an amendment to our Restated LTIP at the Meeting. The stock options detailed below are subject to shareholder approval to increase the number of shares available under the Restated LTIP and to increase the limitation on the maximum options issuable to an employee in a given year. If such approval is not obtained, such options shall be null and void. As detailed below, most of these stock options were granted with an exercise price substantially above the grant date fair market value of our Common Stock.

	Number of	Exercise
Date of Grant	Shares	Price	Vesting Schedule

December 30, 2010	250,000	$6.4218	Twenty five percent of the shares will vest on each of the four anniversaries of the date of grant.
December 30, 2010	200,000	$10.00	Vesting begins on the date the stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.
December 30, 2010	200,000	$15.00	Vesting begins on the date the stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.

Relocation Benefits

Under his employment agreement, Mr. Popielec is also entitled to the following relocation benefits:

•	Rent and commuting transportation to the Rochester, New York area for up to nine months during 2011, as needed, for a total actual expense not to exceed $50,000.

•	Payment of all actual reasonable relocation and moving expenses incurred in 2011, including expenses incurred by Mr. Popielec and his spouse for travel to the Rochester, New York area to locate living accommodations, packing and transporting of household items to the new household and meals, lodging and travel in connection with the move to the new household, in an aggregate amount not to exceed $60,000.

•	Payment of all actual reasonable current house sale/closing costs, including deed preparation, tax stamps, reasonable attorneys’ fees, real estate transfer taxes and real estate commissions incurred in 2011 and 2012.

Mr. Popielec will also be entitled to receive the retirement, fringe and other personal benefits generally provided to our senior executives, in accordance with the terms of such arrangements.

Severance and Change in Control Arrangements

We have employment agreements with Messrs. Popielec and Comerford that contain change in control and severance provisions. These potential benefits provide these Named Executive Officers with important protections that we believe are necessary to attract and retain executive talent while, at the same time, requiring certain terminations following a change in control before any severance compensation is paid. In addition, Messrs. Fain and Hanna, as well as several members of our senior management team, are currently covered by a short-term severance and change-in-control benefit. This special benefit was put in place by the Board of Directors to alleviate any concerns that key management employees might have with their future employment opportunities with us following the retirement of Mr. Kavazanjian, and the search for a new President and Chief Executive Officer. This special benefits package is not intended to be a permanent benefit, was initially put in place for a period of one year and will be reviewed by the Committee on an annual basis.

The severance provisions of the employment agreements and the short-term severance and change-in-control benefit are intended to address competitive concerns by providing the Named Executive Officers with compensation that may alleviate the uncertainty of having to leave for another employer or foregoing other opportunities. The change in control provisions are intended to allow us to rely upon the Named Executive Officers continued employment and objective advice, without concern that a Named Executive Officer might be distracted by the personal uncertainties and risks created by an actual or proposed change in control. The terms of these arrangements are summarized below under the headings “Employment Arrangements” and “Potential Payments upon Termination or Change in Control.”

On May 24, 2010, we entered into an addendum to the employment agreement with Mr. Kavazanjian. This addendum gave either Mr. Kavazanjian or us the right to terminate his employment agreement by giving the other party written notice. Pursuant to the terms of this addendum, Mr. Kavazanjian notified us of his decision to retire effective February 7, 2011. Mr. Kavazanjian ceased being our President and Chief Executive Officer on December 30, 2010, when Mr. Popielec assumed the position. Upon his retirement, Mr. Kavazanjian was entitled to certain benefits discussed more fully below on page 37 under the section “Potential Payments upon Termination and/or a Change in Control.”

Stock Ownership and Retention Guidelines for 2010

In order to better align the interests of executive officers and shareholders, several years ago the Committee implemented stock ownership and retention guidelines for executive officers. The stock ownership requirements for executive officers are as follows:

President and Chief Executive Officer	1.00 times salary
Chief Financial Officer	0.50 times salary
Other Executive Officers	0.33 times salary

For 2010, the Committee established the presumed share price at $9.59 per share, which was based on the volume weighted average price of our Common Stock for the two-year period ended December 31, 2009. Each year the Committee will establish a new presumed share price for the following year based on the volume weighted average price of our Common Stock for the preceding two-year period. Executive officers have three years to achieve the required holdings. Additionally, there are shareholding requirements which require that until the share ownership guidelines are met, executive officers must hold at least 50% of all vested restricted share grants (on an after tax basis) and 50% of shares received on exercise of stock options.

For 2010, our Named Executive Officers, with the exception of Mr. Popielec, who became our President and Chief Executive Officer on December 30, 2010, have either met or are on target to meet their applicable stock ownership guidelines. The Committee is currently reviewing the Named Executive Officer Stock Ownership Guidelines for 2011 to ensure that best practices are being used.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the executive compensation plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments, including stock options and restricted stock awards, in accordance with the requirements of SFAS 123(R), now referred to as ASC 718.

COMPENSATION AND MANAGEMENT COMMITTEE REPORT

The Compensation and Management Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Management Committee:

Ranjit C. Singh, Chair

Steven M. Anderson

James A. Croce

2010 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation awarded to, paid to or earned by the Named Executive Officers for all services in all capacities to us and our subsidiaries during 2008, 2009 and 2010:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)

Michael D. Popielec (4)	2010	—	—	—	193,831	—	—	193,831
President and Chief
Executive Officer
John D. Kavazanjian	2010	437,437	—	—	70,343	251,312	17,363	776,455
Former President and	2009	419,360	—	53,999	148,237	—	15,597	637,193
Chief Executive Officer	2008	349,302	43,750	—	126,813	—	17,036	536,901
Philip A. Fain	2010	250,927	—	—	97,499	107,705	12,090	468,221
Chief Financial Officer	2009	240,538	—	22,501	109,956	—	9,189	382,184
and Treasurer	2008	186,660	20,000	85,612	265,510	—	88,408 (5)	646,190
Peter F. Comerford (6)	2010	210,453	—	—	77,999	62,828	9,994	361,274
Vice President of	2009	210,066	—	13,505	69,345	—	11,529	304,445
Administration, Secretary and General Counsel	2008	194,411	12,000	—	33,817	—	9,670	249,898
Patrick R. Hanna, Jr. (7)	2010	192,429	—	—	38,999	56,844	10,479	298,751
Vice President, Corporate	2009	190,655	—	10,797	42,460	—	9,883	253,795
Compliance Officer
James E. Evans (8)	2010	100,727	—	—	—	79,093 (9)	8,409	188,229
Former Executive Vice	2009	231,095	—	—	63,217	165,924 (9)	9,785	470,021
President of Business Operations	2008	203,280	10,000	—	33,817	228,222 (9)	12,887	488,206
Julius M. Cirin (7)(10)	2010	160,923	—	—	—	28,422	8,131	197,476
Former Vice President,	2009	190,347	—	10,797	42,460	—	11,306	254,910
Corporate Communications Officer

(1)	The amount in the Stock Awards column is the grant date fair value of restricted share awards granted pursuant to our shareholder-approved Restated LTIP calculated in accordance with ASC 718. See Note 7 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2009 for the assumptions we used in valuing and expensing these restricted share awards in accordance with ASC 718.

(2)	The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted pursuant to our shareholder-approved Restated LTIP calculated in accordance with ASC 718. See Note 7 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2009 and 2010 for the assumptions we used in valuing and expensing these stock options in accordance with ASC 718.

(3)	All Other Compensation for 2010 consists of the following:

	401(k) Plan
	Employer	Other
	Match	Benefits (a)	Total
	($)	($)	($)

Michael D. Popielec	—	—	—
John D. Kavazanjian	8,864	8,499	17,363
Philip A. Fain	4,961	7,129	12,090
Peter F. Comerford	4,109	5,885	9,994
Patrick R. Hanna, Jr.	4,089	6,390	10,479
James E. Evans	2,085	6,324	8,409
Julius M. Cirin	2,232	5,899	8,131

(a)	The “Other Benefits” column of the above table includes premiums paid for group medical and dental coverage, physical rehabilitation, life insurance, long-term care insurance and tax preparation.

(4)	Mr. Popielec became our President and Chief Executive Officer effective December 30, 2010.

(5)	Prior to Mr. Fain’s employment with us, he was a partner with CXO on the Go, LLC, a management consulting firm, which we retained in connection with our acquisition activity. Disclosed in this column is $79,944 in consulting fees that we paid to CXO on the Go, LLC for services rendered by Mr. Fain and others during 2008.

(6)	Mr. Comerford was not a Named Executive Officer for 2008 and became a Named Executive Officer once again in 2009.

(7)	Messrs. Hanna and Cirin each became a Named Executive Officer in 2009.

(8)	Mr. Evans resigned as our Executive Vice President of Business Operations effective April 30, 2010.

(9)	Mr. Evans received sales commission incentive compensation based on a specified percentage of all of our qualifying defense and government sales in 2008. His sales commissions for 2009 and 2010 were based on a specified percentage of all of our sales.

(10)	Mr. Cirin went out on disability in June 2010 and died on December 30, 2010.

2010 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during 2010:

											Grant
								All Other			Date
								Option	Exercise		Fair
				Estimated Possible				Awards:	or	Closing	Value
				Payouts Under				Number of	Base	Market	of Stock
				Non-Equity Incentive				Securities	Price of	Price on	and
				Plan Awards(1)				Underlying	Option	Grant	Option
	Type of		Grant	Threshold	Target		Maximum	Options	Awards	Date	Awards
Name	Award	Plan	Date	($)	($)		($)	(#)	($/Sh) (2)	($/Sh)	($)

Michael D. Popielec (3)	Option	LTIP	12/30/10					50,000	6.42	6.51	193,831
John D. Kavazanjian	Cash Incentive	STIP	—	—	270,000		540,000
	Option	LTIP	01/13/10					26,500	4.78	4.77	70,343
Philip A. Fain	Cash Incentive	STIP	—	—	108,000		216,000
	Option	LTIP	12/03/10					25,000	6.91	6.92	97,499
Peter F. Comerford	Cash Incentive	STIP	—	—	63,000		126,000
	Option	LTIP	12/03/10					20,000	6.91	6.92	77,999
Patrick R. Hanna, Jr.	Cash Incentive	STIP	—	—	57,000		114,000
	Option	LTIP	12/03/10					10,000	6.91	6.92	38,999
James E. Evans	Commissions		—	—	79,093	(4)	—
	Cash Incentive	STIP	—	—	69,000		138,000
Julius M. Cirin	Cash Incentive	STIP	—	—	57,000		114,000

(1)	Other than for Mr. Evans, amounts represent the potential threshold, target and maximum bonus under the STIP described in the CD&A under the heading “Short-Term Incentive Plan.” Under the terms of the STIP, the maximum award amount is payable as an overachievement award.

(2)	The exercise price of stock options granted on January 13, 2010, December 3, 2010 and December 30, 2010 is equal to the volume weighted average sales price of our Common Stock, as determined in accordance with the trading rules of the NASDAQ Global Market, on the respective date of grant.

(3)	Mr. Popielec also received additional stock options that are conditioned upon shareholder approval of an amendment to our Restated LTIP at the Meeting. Such stock options are null and void if such shareholder approval is not obtained. These conditional stock options are more specifically described on pages 38 and 39 of this proxy statement under Proposal 4.

(4)	Mr. Evans participated in a sales commission incentive compensation program, whereby he was entitled to receive a specified percentage of all of our sales. He received 0.1 percent of all sales up to our budgeted number and 0.125 percent of all sales above our budgeted number. There was no threshold award amount nor was there a maximum amount that Mr. Evans could earn under the sales commission incentive compensation program.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth information concerning the number of shares underlying exercisable and non-exercisable options outstanding at December 31, 2010 and unvested restricted stock awards outstanding at December 31, 2010 for our Named Executive Officers.

	Option Awards					Stock Awards
							Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)(1)

Michael D. Popielec		50,000	(2)	$6.4218	12/30/2017
John D. Kavazanjian						1,000 (3)	$6,610
						3,177 (4)	21,000
	50,000	0		15.0500	12/07/2011
	50,000	0		12.9600	12/09/2012
	48,000	0		12.9600	06/08/2013
	30,000	0		10.5500	12/21/2013
	22,500	0		13.4338	12/07/2014
	5,872	11,742	(5)	12.1848	01/14/2016
	7,834	15,666	(6)	3.9085	12/04/2016
	0	26,500	(7)	4.7761	01/13/2017
Philip A. Fain						600 (8)	3,966
						1,324 (9)	8,752
	10,000	0		11.4217	09/07/2014
	33,333	16,667	(10)	12.7385	03/07/2015
	2,659	5,317	(11)	12.1848	01/14/2016
	11,000	22,000	(12)	3.9085	12/04/2016
	0	25,000	(13)	6.9061	12/03/2017

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)

Peter F. Comerford						400	(14)	2,644
						794	(9)	5,248
	1,000	0		21.2800	03/31/2011
	1,000	0		19.3600	06/30/2011
	1,000	0		10.1700	09/30/2011
	15,000	0		15.0500	12/07/2011
	1,000	0		19.4500	12/31/2011
	1,000	0		17.1200	03/31/2012
	1,000	0		16.1500	06/30/2012
	1,000	0		12.9200	09/30/2012
	21,000	0		12.9600	12/09/2012
	1,000	0		12.0000	12/30/2012
	1,000	0		12.8500	03/31/2013
	7,500	0		10.5500	12/21/2013
	6,000	0		13.4338	12/07/2014
	1,330	2,658	(11)	12.1848	01/14/2016
	8,000	16,000	(12)	3.9085	12/04/2016
	0	20,000	(15)	6.9061	12/03/2017
Patrick R. Hanna, Jr.						400	(14)	2,644
						635	(9)	4,197
	500	0		21.2800	03/31/2011
	500	0		19.3600	06/30/2011
	500	0		10.1700	09/30/2011
	10,000	0		15.0500	12/07/2011
	500	0		19.4500	12/31/2011
	500	0		17.1200	03/31/2012
	500	0		16.1500	06/30/2012
	500	0		12.9200	09/30/2012
	11,500	0		12.9600	12/09/2012
	500	0		12.0000	12/30/2012
	500	0		12.8500	03/31/2013
	7,500	0		10.5500	12/21/2013
	6,000	0		13.4338	12/07/2014
	1,108	2,215	(11)	12.1848	01/14/2016
	4,000	8,000	(12)	3.9085	12/04/2016
	0	10,000	(15)	6.9061	12/03/2017
James E. Evans (16)	—	—		—	—	—		—
Julius M. Cirin	500	0		21.2800	03/31/2011
	500	0		19.3600	06/30/2011
	500	0		10.1700	09/30/2011
	10,000	0		15.0500	12/07/2011
	500	0		19.4500	12/31/2011
	500	0		17.1200	03/31/2012
	500	0		16.1500	06/30/2012
	500	0		12.9200	09/30/2012
	15,500	0		12.9600	12/09/2012
	500	0		12.0000	12/30/2012
	500	0		12.8500	03/31/2013
	7,500	0		10.5500	12/21/2013
	6,000	0		13.4338	12/07/2014
	1,108	0		12.1848	01/14/2016
	4,000	0		3.9085	12/04/2016

(1)	The amounts set forth in this column equal the number of time-based restricted stock awards indicated multiplied by the closing price of our Common Stock on December 31, 2010 ($6.61).

(2)	This stock option will vest in equal installments of 12,500 shares on each of December 30, 2011, 2012, 2013 and 2014.

(3)	The remaining 1,000 shares subject to this restricted stock award were forfeited upon Mr. Kavazanjian’s retirement on February 7, 2011.

(4)	1,589 shares subject to this restricted stock award vested on January 14, 2011. The remaining 1,588 shares were forfeited upon Mr. Kavazanjian’s retirement on February 7, 2011.

(5)	This stock option vested on January 14, 2011 with respect to 5,871 shares and will vest on January 14, 2012 with respect to 5,871 shares.

(6)	This stock option will vest on December 4, 2011 with respect to 7,833 shares and on December 4, 2012 with respect to 7,833 shares.

(7)	This stock option vested on January 13, 2011 with respect to 8,834 shares and will vest with respect to 8,333 shares on each of January 13, 2012 and 2013.

(8)	The remaining 600 shares subject to this restricted stock award vested on March 7, 2011.

(9)	These restricted stock awards vest in equal installments on each of January 14, 2011 and 2012.

(10)	This stock option vested on March 7, 2011 with respect to 16,667 shares.

(11)	This stock option vested on January 14, 2011 with respect to 2,659 shares for Mr. Fain, 1,329 shares for Mr. Comerford, and 1,108 shares for Mr. Hanna, and will vest on January 14, 2012 with respect to the balance of shares subject to each option.

(12)	This stock option will vest in equal installments on December 4, 2011 and December 4, 2012.

(13)	This consists of two stock option grants: one for 9,541 shares which will vest with respect to 4,771 shares on December 3, 2011 and with respect to 4,770 shares on December 3, 2012 and another for 15,459 shares which will vest with respect to 3,563 shares on each of December 3, 2011 and December 3, 2012 and with respect to 8,333 shares on December 3, 2013.

(14)	These restricted stock awards vested on March 1, 2011.

(15)	This stock option will vest in equal installments on December 3, 2011, December 3, 2012 and December 3, 2013.

(16)	Upon his resignation, Mr. Evans forfeited all of his unvested stock options and restricted stock awards.

2010 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning the number of shares of our Common Stock acquired and the value realized on vesting of restricted stock awards during 2010 by the Named Executive Officers. None of our Named Executive Officers exercised any stock options during 2010.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
	(#)	($)(1)

Michael D. Popielec	—	—
John D. Kavazanjian	2,589	12,345
Philip A. Fain	1,262	5,889
Peter F. Comerford	798	3,700
Patrick R. Hanna, Jr.	718	3,282
James E. Evans	3,300	13,365
Julius M. Cirin	718	3,282

(1)	The value realized on the vesting of stock awards is based on the closing price of our Common Stock on the vesting date multiplied by the number of shares acquired.

2010 PENSION BENEFITS TABLE

We do not have any qualified or nonqualified defined benefit plans.

2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans.

EMPLOYMENT ARRANGEMENTS

Mr. Popielec

On December 6, 2010, we entered into an employment agreement with Mr. Popielec which provides that, effective December 30, 2010, Mr. Popielec became our President and Chief Executive Officer, succeeding Mr. Kavazanjian. In connection with his appointment as our President and Chief Executive Officer, we set Mr. Popielec’s annual base salary at $450,000. Mr. Popielec is also eligible to receive an annual cash bonus outside our short-term cash bonus incentive plan if we exceed certain quantitative and qualitative performance metrics to be agreed upon no later than January 31 of the year for which the bonus applies. Satisfaction of 80% to 99% of the bonus plan metrics will result in bonus ranges from 20% to 100% of Mr. Popielec’s target bonus. Satisfaction of 100% to 125% of the bonus plan metrics will result in bonus ranges from 100% to 140% of Mr. Popielec’s target bonus. In no event will the bonus exceed 140% of Mr. Popielec’s target bonus. For 2011 and each year thereafter, Mr. Popielec’s target bonus shall not be less than 75% of his 2011 base salary.

Mr. Popielec is also a participant in our Restated LTIP. Pursuant to the terms of his employment agreement, Mr. Popielec was granted options to purchase shares of our Common Stock as more specifically described on pages 38 and 39 of this proxy statement under Proposal 4. As mentioned therein, three of the options granted on December 30, 2010 are conditional and are subject to shareholder approval to increase the number of shares available under our Restated LTIP to accommodate those options and to also increase the current limitation on maximum options issuable to an employee in a given year. If such approval is not obtained, those options shall be null and void.

We have also agreed that Mr. Popielec shall be entitled to the following relocation benefits: (i) rent in and commute transportation to the Rochester, New York area for up to nine months, as needed, during 2011 for a total actual expense not to exceed $50,000; (ii) payment of all actual reasonable relocation and moving expenses, including expenses incurred by Mr. Popielec and his spouse for travel to the Rochester, New York area to locate living accommodations, packing and transporting of household items to the new household and meals, lodging and travel in connection with the move to the new household, incurred in 2011 in an aggregate amount not to exceed $60,000; and (iii) payment of all actual reasonable current house sale/closing costs, including deed preparation, tax stamps, reasonable attorneys’ fees, real estate transfer taxes and real estate commissions incurred in 2011 and 2012.

Mr. Popielec is also entitled to receive the retirement benefits and fringe and other personal benefits described in this proxy statement under the sections entitled “Retirement Benefits” and “Perquisites and Other Personal Benefits”.

The employment agreement provides that Mr. Popielec’s employment is “at will.” Mr. Popielec is entitled to certain severance benefits if we terminate his employment without Business Reasons or a Constructive Termination occurs (as those terms are defined in the employment agreement), including (i) salary continuation for a period of 18 months following the termination date, provided, however, that such 18-month period shall be reduced to 12 months if the termination date is on or after June 30, 2012, (ii) a pro rata amount (calculated on a per diem basis) of the full-year bonus which Mr. Popielec would have earned for the calendar year in which the termination of employment occurs, (iii) acceleration of vesting of all outstanding stock options and other equity arrangements, subject to the provision, however, that the acceleration shall not cover more than 18 months from the termination date, (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 12 months after the termination date followed by 18 months of executive-paid COBRA eligibility. In addition, if we terminate the employment of Mr. Popielec within 12 months of the date of a Change in Control, without Business Reasons or a Constructive Termination occurs (as those terms are defined in the Employment Agreement), then Mr. Popielec shall be entitled to receive (i) salary, any unpaid bonus from the prior year plus an amount equal to 18 months of his salary as then in effect, payable immediately upon the termination date, (ii) one and one-half times his target bonus for the calendar year in which the termination date occurs, (iii) acceleration in full of vesting of all outstanding stock options, all such options to remain exercisable for 18 months following the termination date, or through the original expiration date of the stock options, if earlier, (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 24 months after the termination date. To the extent the vesting and/or accelerated payment of outstanding stock options would subject Mr. Popielec to the imposition of tax and/or penalties under Section 409A of the Internal Revenue Code (the “Code”), the vesting and/or payment of such stock options and other equity shall be delayed to the extent necessary to avoid the imposition of such tax and/or penalties. The Employment Agreement also provides for the continuation of certain benefits in the event Mr. Popielec’s employment is terminated for disability (as defined in the Employment Agreement) or by his death. Mr. Popielec has also executed an Employee Confidentiality Non-Disclosure No-Compete, Non-Disparagement and Assignment Agreement in our standard form.

Mr. Kavazanjian

On April 27, 2007, we entered into a new employment agreement with Mr. Kavazanjian, which superseded his existing employment agreement. Annually, our Compensation and Management Committee reviewed Mr. Kavazanjian’s salary and made such adjustments as it deemed appropriate in accordance with our executive compensation guidelines. The agreement automatically extended for successive one-year terms, unless either of the parties provided advance written notice of such party’s desire not to renew the agreement. Such written notice was required to be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement.

In December 2008, Mr. Kavazanjian’s employment agreement was amended to bring it into compliance with Section 409A of the Code. In July 2009, Mr. Kavazanjian’s employment agreement was amended and restated to cap the severance benefits upon a specified change-in-control event at no more than three times Mr. Kavazanjian’s average annual compensation for the previous five years to the extent necessary not to incur the excise tax under Section 4999 of the Code and not limit our tax deduction under Section 280G of the Code (the “Tax Limitations”). In the event a severance benefit owed to Mr. Kavazanjian exceeds the Tax Limitations, then we will determine which severance benefits are reduced so that such severance benefits are not subject to the Tax Limitations. Mr. Kavazanjian’s employment agreement was also amended to, among other things: (i) clarify that restricted stock awards and stock appreciation rights will be accelerated along with other equity arrangements (to the same extent described above) in the event of an (a) involuntary termination without business reasons or a constructive termination, (b) change in control or (c) termination upon death, as such terms are defined in his employment agreement; (ii) reflect our paid time off policy; and (iii) increase to 90 days the period of time Mr. Kavazanjian can exercise vested stock options to coincide with the period of time set forth in the Restated LTIP.

On May 24, 2010, we entered into an addendum to our employment agreement with Mr. Kavazanjian to supplement certain provisions of Mr. Kavazanjian’s employment agreement to reflect, among other things, that Mr. Kavazanjian may retire. The addendum gave either Mr. Kavazanjian or us the right to terminate Mr. Kavazanjian’s employment agreement by giving the other party written notice 60 days prior to the effective date of such termination (an “Early Termination”) and set forth Mr. Kavazanjian’s entitlements in the event of an Early Termination. Pursuant to the terms of the addendum, Mr. Kavazanjian notified us of his decision to retire effective February 7, 2011. He ceased being our President and Chief Executive Officer on December 30, 2010 when Mr. Popielec assumed those positions. Upon his retirement, Mr. Kavazanjian became entitled to: (i) the continuation of his salary for a period of 12 months, (ii) the cash value of any unused paid time off consistent with our paid time off policy, (iii) all of his equity awards which will remain exercisable through their original expiration dates, and (iv) the continuation of health benefits for him, his spouse and dependent children for a period of 12 months. Mr. Kavazanjian will also make himself available to act in a consulting capacity, at no additional cost to us, for up to 10 hours per month, as requested by us, through February 7, 2012. We will reimburse Mr. Kavazanjian for all reasonable expenses he incurs as a result of his consultation.

Mr. Comerford

On April 27, 2007, we entered into an employment agreement with Mr. Comerford. Annually, our Compensation and Management Committee reviews Mr. Comerford’s salary and makes such adjustments as it deems appropriate in accordance with our executive compensation guidelines. The agreement automatically extends for successive one-year terms, unless either of the parties provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement.

If we terminate Mr. Comerford’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Comerford experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Comerford will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with our vacation policies then effect) through the termination date of his employment plus continued salary for an additional 18 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and

(3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Comerford shall remain exercisable for one year following such termination date). In such circumstances, Mr. Comerford would also be entitled to continued health benefits at his cost for a period of 18 months.

If we terminate Mr. Comerford’s employment agreement within 18 months of the date of a “Change in Control” (as defined in the employment agreement), then Mr. Comerford will receive the same benefits as discussed above except that all of his outstanding stock options and equity arrangements will accelerate, even if the remaining vesting period is in excess of two years. If Mr. Comerford’s employment agreement is terminated because he experiences a “Disability” (as defined in the employment agreement) then Mr. Comerford will be entitled to the same benefits as described above except that he will only receive an amount equal to his then current annual target bonus, not the average of the bonuses paid to him during the two preceding fiscal years.

If Mr. Comerford’s employment agreement is terminated because of his death, his representatives will be entitled to (1) an amount equal to his annual target bonus for the fiscal year in which he died (plus any unpaid bonus from the prior fiscal year end); and (2) the acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Comerford’s representatives shall remain exercisable for one year following such termination date).

In December 2008, Mr. Comerford’s employment agreement was amended to bring it into compliance with Section 409A of the Code. In July 2009, Mr. Comerford’s employment agreement was amended and restated in the same manner as Mr. Kavazanjian’s employment agreement.

Other Executive Officers

We do not have employment agreements with Messrs. Fain or Hanna, and did not have employment agreements with Messrs. Evans or Cirin.

Special Short-Term Severance and Change in Control Benefit

Messrs. Fain and Hanna are currently covered by a short-term severance and change-in-control benefit that was put in place by the Board of Directors to alleviate any concerns that key management employees might have with their future employment opportunities with us as a result of the retirement of John Kavazanjian, our former President and Chief Executive Officer and the search for a new President and Chief Executive Officer. This special package of benefits was initially put in place for a period of one (1) year. This benefit is not intended to be a “permanent benefit” and will be reviewed by the Compensation and Management Committee on an annual basis. If the decision were made to terminate the benefit, the employee would be notified in writing with a thirty (30) day notice of the intent not to renew. If no notice is provided, the benefit will renew for an additional year.

Under the terms of the special short-term severance and change in control benefit for Messrs. Fain and Hanna, each is entitled to certain severance benefits if we terminate their employment without cause. Mr. Fain and Mr. Hanna are entitled to these benefits for a period of 12 and 9 months, respectively. The severance benefits include accrued compensation and benefits through the date of termination, as well as: (1) salary continuation through the period specified above, paid in accordance with the normal payroll cycle; (2) continuation of medical and dental benefits through the period specified above, provided the executive pays the employee portion of such premiums; and (3) the ability to exercise vested stock options through the period specified above.

In addition, if we terminate Mr. Fain or Mr. Hanna’s employment within 12 months of the date of a Change in Control, without cause, then the terminated executive shall be entitled to receive certain change in control severance benefits. Mr. Fain and Mr. Hanna are entitled to these benefits for a period of 12 and 9 months, respectively. The change in control severance benefits include accrued compensation and benefits through the date of termination, as well as: (1) salary continuation through the period specified above, paid in a lump-sum payment; (2) continuation of medical and dental benefits through the period specified above, including a company contribution equal to the difference between the COBRA premium and the amount the executive was required to pay immediately prior to such separation from service; and (3) the ability to exercise vested stock options through the period specified above.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR A CHANGE IN CONTROL

The table below outlines certain potential payments and benefits payable by us to those of our Named Executive Officers who were employed by us during 2010 in the event of various scenarios involving either a termination and/or change in control. The amounts disclosed assume the Named Executive Officer’s termination under the various scenarios occurred on December 31, 2010. The value of the stock awards is based on the closing price of our Common Stock as reported on the NASDAQ Global Market on December 31, 2010, which was $6.61.

			Accelerated
	Salary	Bonus	Restricted	Accelerated	Health Care	Gross-Up
	Continuation	Payment	Stock Awards	Stock Options	Continuation	Payment	Total
Triggering Event	($)	($)	($)	($)	($)	($)	($)

Michael D. Popielec (1)
Involuntary Termination without Business Reasons or Constructive Termination	$675,000	—	—	2,375	11,734	—	689,109
Involuntary Termination without Business Reasons or Constructive Termination within 12 months of the date of a Change in Control	675,000	—	—	9,500	23,469	—	707,969
Change in Control	—	—	—	9,500	—	—	9,500
Disability	450,000	—	—	2,375	11,734	—	464,109
Death	—	—	—	2,375	—	—	2,375
John D. Kavazanjian (1)(2)
Involuntary Termination without Business Reasons or Constructive Termination	840,000	270,000	27,610	74,721	—	—	1,212,331
Involuntary Termination without Business Reasons or Constructive Termination within 18 months of the date of a Change in Control	840,000	270,000	27,610	90,920	—	—	1,228,530
Change in Control	—	—	27,610	90,920	—	—	118,530
Disability	840,000	270,000	27,610	74,721	—	—	1,212,331
Death	—	270,000	27,610	74,721	—	—	372,331
Philip A. Fain (3)
Involuntary Termination without Cause	240,000	—	—	—	—	—	240,000
Involuntary Termination without Cause within 12 months of the date of a Change in Control	240,000	—	—	—	—	11,734	251,734
Change in Control	—	—	12,718	59,400	—	—	72,118
Peter F. Comerford (1)
Involuntary Termination without Business Reasons or Constructive Termination	315,000	63,000	7,892	43,224	—	—	429,116
Involuntary Termination without Business Reasons or Constructive Termination within 18 months of the date of a Change in Control	315,000	63,000	7,892	43,224	—	—	429,116
Change in Control	—	—	7,892	43,224	—	—	51,116
Disability	315,000	63,000	7,892	43,224	—	—	429,116
Death	—	63,000	7,892	43,224	—	—	114,116
Patrick R. Hanna, Jr. (3)
Involuntary Termination without Cause	142,500	—	—	—	—	—	142,500
Involuntary Termination without Cause within 12 months of the date of a Change in Control	142,500	—	—	—	—	8,801	151,301
Change in Control	—	—	6,841	21,612	—	—	28,453
James E. Evans (4)
Resignation	—	—	—	—	—	—	—
Julius M. Cirin (5)
Death	—	—	—	—	—	—	—

(1)	All amounts appearing in this table for Messrs. Popielec, Kavazanjian and Comerford are made pursuant to their employment agreements with us. The employment agreements are summarized above under the heading “Employment Arrangements.” With respect to the acceleration of restricted stock awards and stock options, the acquisition of 51% of our outstanding shares of Common Stock by any one person or group will be deemed a “Change in Control” pursuant to the employment agreements.

(2)	Mr. Kavazanjian retired effective February 7, 2011.

(3)	All amounts appearing in this table for Messrs. Fain and Hanna are made under the short-term severance and change-in-control benefit summarized above and the award agreements under our Restated LTIP. With respect to the acceleration of restricted stock awards and stock options, the acquisition of 30% of our outstanding shares of Common Stock by any one person or group will be deemed a “Change in Control” pursuant to award agreements under our Restated LTIP.

(4)	Mr. Evans resigned on April 30, 2010.

(5)	Mr. Cirin died on December 30, 2010.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR AMENDED AND
RESTATED 2004 LONG-TERM INCENTIVE PLAN

On June 10, 2004, our shareholders approved the Ultralife Batteries, Inc. 2004 Long-Term Incentive Plan (the “LTIP”). Our Board of Directors approved certain amendments to the LTIP on July 26, 2004 and restated the LTIP to reflect those amendments (the “Restated LTIP”). The Restated LTIP was subsequently amended with shareholder approval on June 8, 2006 to increase from 750,000 to 1,500,000 the number of shares of our Common Stock authorized to be issued pursuant to the Restated LTIP and was amended again with shareholder approval on June 5, 2008 to increase from 1,500,000 to 2,000,000 the number of shares of our Common Stock authorized to be issued pursuant to the Restated LTIP.

We believe that long-term incentive awards are invaluable tools for the recruitment, retention and motivation of employees, directors and consultants who can contribute materially to our success. We have used stock options for such purposes since 1992, and other forms of equity-based compensation since 2004, and we continue to believe that stock options and other forms of equity-based compensation are an appropriate vehicle to incentivize and reward our employees, directors and consultants. As of April 12, 2011, there are outstanding options to acquire up to 1,873,277 shares of our Common Stock. Of the 2,000,000 shares originally reserved for issuance pursuant to the Restated LTIP, only 187,946 shares remain available for future issuance pursuant to new grants or awards as of April 12, 2011. Our Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs.

On December 6, 2010, we entered into an Employment Agreement with Michael D. Popielec pursuant to which we retained him as our President and Chief Executive Officer effective December 30, 2010. Pursuant to the terms of that Employment Agreement, Mr. Popielec received the following options to purchase shares of our Common Stock:

(a) 50,000 shares on December 30, 2010 with an exercise price determined on that date in accordance with our Restated LTIP, with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014;

(b) 250,000 shares on December 30, 2010 with an exercise price determined on that date in accordance with our Restated LTIP with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014;

(c) 200,000 shares on December 30, 2010 with an exercise price of $10 per share with vesting to begin on the date our Common Stock first reaches a closing price of $10 for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date;

(d) 200,000 shares on December 30, 2010 with an exercise price of $15 per share with vesting to begin on the date our Common Stock first reaches a closing price of $15 for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date; and

(e) 50,000 shares on January 3, 2011 with an exercise price determined on that date in accordance with our Restated LTIP with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014.

All options described in (a), (b) and (e) above terminate on December 30, 2017. All options described in (c) and (d) above terminate as of the later of December 30, 2017 and five years after the initial date vesting commences, but in no event later than December 30, 2020. The options described at (b), (c) and (d) above are conditional and are subject to shareholder approval to increase the number of shares available under our Restated LTIP to accommodate those options and to also increase the current limitation on maximum options issuable to an employee in a given year. If such approval is not obtained, these options shall be null and void.

In order to provide adequate flexibility to meet future needs and to accommodate the conditional options granted to our new President and Chief Executive Officer, Michael D. Popielec, pursuant to the terms of his employment agreement, on April 20, 2011, the Board of Directors approved an amendment to the Restated LTIP to increase from 2,000,000 to 2,900,000 the number of shares of our Common Stock authorized to be issued pursuant to the Restated LTIP and to provide an exception to the 50,000 share annual limitation provision to accommodate inducement grants in an amount not to exceed 700,000 shares per grant. The complete text of that amendment is attached as Appendix A to this proxy statement.

The description of the Restated LTIP (as amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Restated LTIP itself. The complete text of the Restated LTIP (as amended) is attached as Appendix B to this proxy statement. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Restated LTIP.

The following table provides certain important information concerning our existing equity compensation plans as of April 12, 2011:

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance Under
		Weighted-Average	Equity Compensation
	Number of Securities to be	Exercise Price of	Plans, Excluding
	Used Upon Exercise of	Outstanding Options	Securities Reflected in
Plan Category	Outstanding Options (a)	(b)	Column (a) (c)

Equity compensation plans approved by security holders	1,776,812	$9.21	187,946
Equity compensation plans not approved by security holders	98,000 (1)	$12.85	0
Total	1,874,812	$9.40	187,946

(1)	On December 19, 2005, we granted our former President and Chief Executive Officer, John D. Kavazanjian, an option to purchase 48,000 shares of Common Stock at $12.96 per share outside of any of our equity-based compensation plans, subject to shareholder approval. Shareholder approval was obtained on June 8, 2006. The stock option is fully vested and expires on June 8, 2013. On March 7, 2008, in connection with his becoming employed by us, we granted our Chief Financial Officer and Treasurer, Philip A. Fain, an option to purchase 50,000 shares of Common Stock at $12.74 per share outside of any of our equity-based compensation plans. The option vests in annual increments of 16,667 shares over a three-year period which commenced March 7, 2009. The option expires on March 7, 2015.

Summary of Restated LTIP (as amended)

Purpose.  Like our previous option plans, the purpose of our Restated LTIP is to provide our employees, directors and consultants who are in a position to contribute to our long-term success, with Common Stock and options to acquire Common Stock, to increase their interest in our company’s welfare and to aid in attracting and retaining employees, directors and consultants of outstanding ability.

Term.  The LTIP was adopted by our Board of Directors on April 27, 2004 and became effective on June 10, 2004 when it was approved by our shareholders. The Restated LTIP was adopted by our Board of Directors on July 26, 2004 after the Annual Meeting of Shareholders. Awards may not be granted under the Restated LTIP after June 9, 2014, but awards granted before then may extend beyond that date. Our Restated LTIP was subsequently amended with shareholder approval on June 8, 2006 and June 5, 2008 so that now our Restated LTIP authorizes the issuance of 2,000,000 shares of our Common Stock.

Administration.  The Restated LTIP is administered by our Compensation and Management Committee, or such other committee as may be designated by our Board of Directors (the “Committee”); provided, however, that the Committee shall consist of not less than two directors who are “non-employee directors,” within the meaning of Rule 16b-3 under the Exchange Act.

The Committee may allocate all or any portion of its responsibilities and powers under the Restated LTIP to any one or more of its members, our President and Chief Executive Officer or other senior members of management as the Committee deems appropriate; however, only the Committee may select and grant awards to participants who are subject to Section 16 of the Exchange Act.

The Committee has broad authority in its administration of the Restated LTIP, including, but not limited to, the authority to interpret the plan; to establish rules and regulations for the operation and administration of the plan; to select the persons to receive awards; to determine the type, size, terms, conditions, limitations, and restrictions of awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in our company or the participant’s death, disability, retirement or termination as a result of breach of agreement; and to take all other action it deems necessary or advisable to administer the Restated LTIP.

Notwithstanding the Committee’s broad authority to administer the Restated LTIP and the awards issued under the Restated LTIP, the exercise price of any stock option or stock appreciation right granted pursuant to the Restated LTIP may not be subsequently “repriced” without shareholder approval. The term “reprice” means: (1) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option or stock appreciation right by amendment, cancellation or substitution; (2) the cancellation of a stock option or stock appreciation right when its exercise price exceeds the fair market value of the underlying Common Stock in exchange for another stock option, stock appreciation right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); or (3) the taking of any other action that is treated as a repricing under United States generally accepted accounting principles or by the rules or regulations of any stock exchange on which our securities are traded. The term “reprice” shall not include adjustments made to awards by the Committee upon the occurrence of certain events (as described under “Adjustments Upon Certain Events” below).

To facilitate the granting of awards to participants who are employed or retained outside of the United States, the Committee will be authorized to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Eligibility.  All of our employees, directors and consultants are eligible to participate in the Restated LTIP; provided, however, only employees are eligible to receive incentive stock options. Participants in the Restated LTIP will be selected by the Committee from those eligible persons who are in a position to have a material impact on the results of operations of our company and our subsidiaries. Participants may be selected and awards may be made at any time during the ten-year period following the effective date of the Restated LTIP. As of December 31, 2010, four executive officers, approximately 1,165 other officers and employees and seven non-employee directors were eligible to participate in the Restated LTIP.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Restated LTIP. The Committee intends, however, to grant most of the Restated LTIP’s awards to those persons who are in a position to have a significant direct impact on our growth, profitability and success, which would include the participants in our current equity compensation plans.

Shares Available.  A total of 187,946 shares of Common Stock remain available for grant of awards under the Restated LTIP. In addition, any shares remaining available for issuance under our prior 2000 Option Plan, or shares which become available upon the lapse, expiration, termination or cancellation of outstanding stock options under the 2000 Option Plan or Restated LTIP, will be available for grant of awards under the Restated LTIP. However, of the total number of shares of Common Stock available for awards under the Restated LTIP, no more than 200,000 shares of Common Stock may be used for awards other than stock options and stock appreciation rights. (The Restated LTIP authorizes the Committee to make equitable adjustments to the authorized number and class of securities to be issued under the Restated LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events” below.) If our shareholders approve the proposed amendment to our Restated LTIP, we will have a total of 1,087,946 shares of Common Stock available for award grants, 650,000 of which will be reserved for the options granted to Mr. Popielec which were subject to shareholder approval of the amendment to our Restated LTIP. That will leave 437,946 shares available for future award grants.

Types of Awards.  Awards under the Restated LTIP may be in the form of stock options, stock appreciation rights, restricted stock, unrestricted stock and other stock-based awards, or any combination thereof. All awards granted to participants under the Restated LTIP shall be evidenced by an award agreement which specifies the type of award granted pursuant to the Restated LTIP, the number of shares of Common Stock underlying the award and all of the terms governing the award, including, without limitation, terms regarding the vesting, exercisability and expiration of the award. The Committee has exclusive power and authority, consistent with the provisions of the Restated LTIP, to establish the terms and conditions of any award and to waive any such terms or conditions.

Award Limits.  The maximum number of shares with respect to which awards may be paid or granted during each calendar year to any given participant may not exceed 50,000 shares of Common Stock. (The Restated LTIP authorizes the Committee to make equitable adjustments to the number of shares with respect to which awards may be paid or granted during each calendar year to any given participant under the Restated LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events” below.) If the proposed amendment to our Restated LTIP is approved, inducement grants to new executives and key employees not to exceed 700,000 shares will not be subject to the 50,000 share annual limitation.

Stock Options and Stock Appreciation Rights.  The Committee may grant awards under the Restated LTIP in the form of stock options to purchase shares of Common Stock, which stock options may be non-qualified stock options or incentive stock options for federal income tax purposes. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422A of the Code. Stock options shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee, but in no event shall a stock option be exercisable more than ten years (five years for incentive stock options issued to certain Control Persons) after the date it is granted. The exercise price per share of Common Stock for any stock option awarded shall not be less than 100 percent (110 percent for incentive stock options issued to certain Control Persons) of the fair market value of a share of Common Stock on the day the stock option is granted, except for stock options granted in assumption or replacement of outstanding awards in connection with specified corporate transactions.

A stock option may be exercised by paying the exercise price in cash or its equivalent, or, to the extent permitted by the Committee, shares of Common Stock, a combination of cash and shares of Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares of Common Stock obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

The Committee may grant stock appreciation rights independent of (“Freestanding SARs”) or in conjunction with (“Tandem SARs”) a stock option. The exercise price of a stock appreciation right shall be an amount determined by the Committee, but in no event shall such amount be less than the fair market value of the Common Stock on the date the stock appreciation right is granted. Each Freestanding SAR shall entitle the participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, times (ii) the number of shares of Common Stock as to which the stock appreciation right is exercised. Each Tandem SAR shall entitle the participant to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price per share of Common Stock, times (ii) the number of shares of Common Stock covered by the related stock option which is surrendered. Payment of a stock appreciation right may be made by us in shares of Common Stock or in cash or partly in shares of Common Stock and partly in cash, as determined by the Committee.

Stock-Based Awards.  The Committee, in its sole discretion, may grant stock awards (shares of restricted stock or unrestricted stock) and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock. Such stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The restricted period specified in respect of any stock award shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant stock awards of up to 30,000 shares of Common Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding stock awards except in connection with a Change in Control. The Committee may grant an unrestricted stock award only if the Committee determines that such stock award is made in lieu of all or a portion of salary or cash bonus of comparable value.

Withholding.  We will be entitled to deduct from any payment to a participant under the Restated LTIP the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to us such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a participant to pay the amount of taxes required by law to be withheld from an award by withholding shares of Common Stock to be paid under such award or by permitting the participant to deliver to us shares of Common Stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events.  In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of the Common Stock, the Committee shall determine, in its sole discretion, the substitutions or adjustments to the maximum number of shares available for the grant or issuance of awards under the Restated LTIP, the maximum award payable under the Restated LTIP, the number and class of shares and the exercise price per share set forth in any award theretofore granted, or any other affected terms of an award or the Restated LTIP as the Committee deems equitable or appropriate.

Effect of Certain Events.  The Committee will have the authority to promulgate rules and regulations to determine the treatment of a participant’s award in the event of the participant’s death, disability or termination. In addition, the Committee shall have the right to extend the period for exercise of any stock option or stock appreciation right, provided such extension does not exceed the term for such stock option or stock appreciation right.

Unless otherwise decided by the Committee and provided in an award agreement, upon a participant’s death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated LTIP, any such remaining stock options or stock appreciation rights may be exercised within one year after the date of the participant’s death or disability and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s death or disability.

Unless otherwise decided by the Committee and provided in an award agreement, upon a participant’s termination for any reason other than death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated LTIP, any such remaining stock options or stock appreciation rights may be exercised within three months after the date of the participant’s termination and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s termination.

Amendment and Termination.  The Board of Directors may, at any time, alter, amend, suspend, discontinue or terminate the Restated LTIP; provided, however, that no such action shall adversely affect the rights of participants to awards previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which our securities are listed, shall be obtained in the manner required therein. In addition, the Board of Directors may, at any time and for any reason, with or without prior notice, amend the Restated LTIP in any manner, but may not without shareholder approval, adopt any amendment which would: (1) increase the number of shares available under the Restated LTIP; (2) expand the types of awards available; (3) expand the class of persons eligible to participate; (4) extend the term of the Restated LTIP; (5) be a material amendment to the Restated LTIP, including, but not limited to, a change in the method of determining the exercise price of options issued under the Restated LTIP; (6) allow for repricing of options or SARs; or (vii) terminate restrictions applicable to awards (except in connection with a grantee’s death, disability or termination of employment or connection with a change in control).

New Plan Benefits

Because the benefits conveyed under the amendment to the Restated LTIP will largely be at the discretion of the Committee (other than those options automatically granted at the end of each calendar quarter to executive officers and non-employee directors), it is not possible to determine what benefits participants will receive under the amended LTIP. If the Restated LTIP as proposed to be amended had been in effect in 2010, the stock options received in 2010 by the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers, would have been the same as the stock options actually received by such persons for 2010 under the Restated LTIP, as set forth in the following table:

Name and Position	Dollar Value ($)	Number of Units

Michael D. Popielec President and Chief Executive Officer		650,000
Philip A. Fain Chief Financial Officer and Treasurer		0
Peter F. Comerford Vice President of Administration, Secretary and General Counsel		0
Patrick R. Hanna, Jr. Vice President, Corporate Compliance Officer		0
All Executive Officers as a Group		650,000
All Non-Employee Directors as a Group		0
All Other Employees as a Group		0

The material terms of the 650,000 stock options granted to Mr. Popielec, which are conditioned on shareholder approval of the amendment to our Restated LTIP, are as follows:

Number of	Exercise
Shares	Price	Vesting Schedule

250,000	$6.4218	Twenty five percent of the shares will vest on each of the four anniversaries of the date of grant.
200,000	$10.00	Vesting begins on the date the stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.
200,000	$15.00	Vesting begins on the date the stock first reaches a closing price equal to the exercise price for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date.

Securities Act Registration

We intend to register the additional shares of Common Stock issuable and purchasable under the Restated LTIP pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the shareholders’ approval of the amendment to the Restated LTIP at the Meeting.

Tax Status of Restated LTIP Awards

Introduction.  The following discussion of the United States federal income tax consequences of awards under the Restated LTIP, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state and local taxes which are not described below.

Incentive Stock Options.  Pursuant to the requirements of Section 422A of the Code, only employees are eligible to receive incentive stock options. If a stock option is an incentive stock option, no income is realized by the employee upon grant or exercise of the incentive stock option, and no deduction is available to us at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by the employee for at least two years from the date of the grant of such incentive stock option and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the incentive stock option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the employee, and we are entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

Non-Qualified Options.  If a stock option is a non-qualified option, no income is realized by the participant at the time of grant of the non-qualified stock option, and no deduction is available to us at such time. At the time of exercise (other than by delivery of shares of Common Stock to us), ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we receive an income tax deduction for the same amount. If a non-qualified stock option is exercised by delivering shares of Common Stock to us, the number of shares received by the participant equal to the number of shares so delivered are received tax-free and have a tax basis and holding period equal to the shares so delivered. The fair market value of the additional shares received by the participant are taxable to the participant as ordinary income, and the participant’s tax basis in such shares is their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise may be treated as capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights.  No income is realized by a participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the stock appreciation right is exercised, ordinary income is realized in the amount of the cash or the fair market value at such time of the shares of Common Stock received by the participant, and we are entitled to a deduction of equivalent value.

Unrestricted Stock and Unrestricted Stock-Based Awards.  Upon the grant of an award of shares of unrestricted stock or another stock-based award which is not restricted, a participant realizes taxable income equal to the cash and fair market value at such time of the shares of Common Stock received by the participant under such award (less the purchase price, if any), and we are entitled to a corresponding tax deduction at that time.

Restricted Stock and Restricted Stock-Based Awards.  Upon the grant of an award of shares of restricted stock or another stock-based award which is restricted, no income is realized by a participant (unless a participant timely makes an election under Section 83(b) of the Code to accelerate the recognition of the income to the date of grant), and we are not allowed a deduction at that time; when the award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the participant realizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of vesting of the shares of Common Stock received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time. If a participant makes an election, as permitted under Section 83(b) of the Code, within 30 days after the date of the transfer by us to the participant of the shares of restricted stock or other restricted stock-based award, then the participant recognizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time.

Stock Price

The closing price of our Common Stock reported on the NASDAQ Global Market on April 12, 2011, was $4.59 per share.

Required Vote and Board of Directors’ Recommendation

We believe that our best interests will be served by the approval of Proposal 4. Amending the Restated LTIP will enable us to be in a position to grant stock options and other new forms of long-term incentive awards to employees, directors and consultants who can contribute materially to our success.

Approval of Proposal 4 requires the affirmative vote of a majority of shares of the Common Stock represented at the Meeting, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

The Board of Directors recommends a vote FOR the proposal to approve the amendment to the Restated LTIP, and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

PROPOSAL 5

RATIFY THE SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP, independent registered public accountants, served as our independent registered public accounting firm in connection with the audit of our financial statements for 2009 and 2010.

Our Audit and Finance Committee has selected BDO USA, LLP as our independent registered public accounting firm for 2011. This selection will be presented to our shareholders for their ratification at the Meeting. Our Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the shareholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the shareholders did not ratify the committee’s selection.

We have been advised by BDO USA, LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, we intend to give such representative an opportunity to make any statements if he or she should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by BDO USA, LLP for 2009 and 2010 were:

	2009	2010

Audit Fees	$530,734	$462,703
Audit-Related Fees	0	0
Tax Fees	9,250	10,608
All Other Fees	0	0

Total	$539,984	$473,311

Audit Fees

Audit fees for 2009 and 2010, respectively, were for professional services rendered for the audits of our consolidated financial statements, audits of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit-Related Fees

There were no audit-related fees for 2009 and 2010.

Tax Fees

Tax fees for 2009 and 2010 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees

There were no other fees for 2009 and 2010.

Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. The engagement of BDO USA, LLP for tax services during 2009 and 2010 was limited to circumstances where those services were considered integral to the audit services that it provided or where there was another compelling rationale for using BDO USA, LLP. Although no pre-approval policy was in effect, all audit, audit-related and permitted non-audit services for which BDO USA, LLP was engaged were pre-approved by our Audit and Finance Committee in compliance with applicable SEC requirements.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at http://investor.ultralifecorp.com under the subheading “Corporate Governance.” Among other things, the Audit and Finance Committee reviews the adequacy of our systems of internal controls regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves our quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

•	Reviewed and discussed our audited financial statements for 2010 with our management and with BDO USA, LLP, our independent registered public accounting firm for 2010;

•	Discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received from BDO USA, LLP the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with BDO USA, LLP their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that BDO USA, LLP is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Audit and Finance Committee:

Thomas L. Saeli, Chair

Patricia C. Barron

Robert W. Shaw II

OTHER MATTERS

Our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

EXECUTIVE OFFICERS

The names of, and certain information with respect to, our executive officers who are not director nominees are presented below.

Name	Age	Present Principal Occupation and Employment History

Peter F. Comerford	53	Mr. Comerford was named Vice President of Administration and General Counsel on July 1, 1999 and was elected Corporate Secretary in December 2000. He joined us in May 1997 as Senior Corporate Counsel and was appointed Director of Administration and General Counsel in December of that year. Prior to joining us, Mr. Comerford was a practicing attorney for approximately fourteen years having worked primarily in municipal law departments including the City of Niagara Falls, New York where he served as the Corporation Counsel. Mr. Comerford has a B.A. from the State University of New York at Buffalo, an MBA from Canisius College and a J.D. from the University of San Diego School of Law.

Name	Age	Present Principal Occupation and Employment History

Philip A. Fain	56	Mr. Fain was named Chief Financial Officer in November 2009 and Treasurer in December 2009. He previously served as Vice President of Business Development, having joined us in February 2008. Prior to joining us, he was Managing Partner of CXO on the GO, LLC, a management-consulting firm, which he co-founded in November 2003 and which we retained in connection with our acquisition activity. Prior to founding CXO on the GO, LLC. Mr. Fain served as Vice President of Finance — RayBan Sunoptics for Luxottica, SpA. Prior to the acquisition of Bausch & Lomb’s global eyewear business by Luxottica, Mr. Fain served as Bausch & Lomb’s Senior Vice President Finance — Global Eyewear from 1997 to 1999 and as Vice President and Controller for the US Sunglass business from 1993 to 1996. From 1983 to 1993, Mr. Fain served in various positions with Bausch & Lomb including executive positions in corporate accounting, finance and audit. Mr. Fain began his career as a CPA and consultant with Arthur Andersen & Co. in 1977. He received his B.A. in Economics from the University of Rochester and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.
Patrick R. Hanna, Jr.	62	Mr. Hanna was named Vice President, Corporate Compliance Officer in May 2009. He was previously appointed Vice President of Corporate Strategy and Business Integration in February 2006, having served as our Vice President of Corporate Strategy since December 2001. He joined us in February 2000 as Director of Strategic Planning after a 23 year career with Xerox Corporation. Mr. Hanna served in many capacities in the areas of strategic and business planning development, most recently as the Strategic Planning Manager of the Xerox Internet and Software Services organization. Mr. Hanna has a B.S. in electrical engineering from Howard University and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information regarding the beneficial ownership of shares of our Common Stock as of April 12, 2011 by each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, with percentages based on 17,289,114 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Grace Brothers, Ltd.(1) 1560 Sherman Avenue, Suite 900 Evanston, IL 60201	4,518,616	26.1%

(1)	This information as to the beneficial ownership of shares of our Common Stock is based on the Schedule 13D/A (Amendment No. 5) dated March 2, 2007 filed with the SEC by Grace Brothers, Ltd., an Illinois limited partnership, Bradford T. Whitmore (“Whitmore”) and Spurgeon Corporation (“Spurgeon”), its general partners, that reports beneficial ownership of 4,419,542 shares of our Common Stock, and on a March 15, 2007 Form 4 — Statement of Changes in Beneficial Ownership, filed with the SEC by Grace Brothers, Ltd. that reports the acquisition of an additional 99,074 shares of our Common Stock. Grace Brothers, Ltd., Whitmore and Spurgeon share voting and dispositive power with respect to all 4,518,616 shares. The amount reported in the table excludes 595,170 shares of our Common Stock held by Whitmore, who has sole voting and dispositive power with respect to such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding the beneficial ownership of shares of our Common Stock as of April 12, 2011 by (1) each of our directors, (2) each of our Named Executive Officers (as defined on page 16), and (3) all of our directors and executive officers as a group.

	Number of Shares	Percent of Class
Name of Beneficial Owner (1)	Beneficially Owned (1)	Beneficially Owned (2)

Steven M. Anderson	7,332	*
Patricia C. Barron (3)	126,150	*
James A. Croce	5,190	*
Michael D. Popielec	0	0%
Thomas L. Saeli	8,332	*
Robert W. Shaw II	6,605	*
Ranjit C. Singh (4)	93,678	*
Bradford T. Whitmore(5)	5,113,786	29.6%
Peter F. Comerford (6)	102,500	*
Philip A. Fain (7)	107,604	*
Patrick R. Hanna, Jr. (8)	61,370	*
Julius M. Cirin (9)	57,020	*
James E. Evans (10)	6,016	*
John D. Kavazanjian (11)	345,338	2.0%
All directors and executive officers as a group (14 persons) (12)	6,040,921	33.9%

*	Less than 1%

(1)	Except as otherwise indicated, the shareholders named in this table have sole voting and investment power with respect to the shares of our Common Stock beneficially owned by them. The information provided in this table is based upon information provided to us by such shareholders. The table reports beneficial ownership for our directors and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all our securities over which directors and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The amounts also include shares that may be acquired by exercise of stock options prior to June 11, 2011, which shares are referred to in the footnotes to this table as “shares subject to options that may be exercised,” and, for executive officers, shares of restricted stock that are subject to vesting.

(2)	Based on 17,289,114 shares issued and outstanding.

(3)	The amount shown includes (i) 1,200 shares held jointly by Ms. Barron and her husband; (ii) 10,000 shares held in the Patricia C. Barron Profit Sharing Plan; and (iii) 24,000 shares subject to options that may be exercised by Ms. Barron.

(4)	The amount shown includes 45,000 shares subject to options that may be exercised by Mr. Singh.

(5)	The amount shown includes 4,518,616 shares beneficially owned by Grace Brothers, Ltd., an Illinois limited partnership, which shares are held in a securities margin account. Mr. Whitmore is a general partner of Grace Brothers, Ltd. See “Security Ownership of Certain Beneficial Owners” on page 48 for more information about Grace Brothers, Ltd.

(6)	The amount shown includes (i) 68,159 shares subject to options that may be exercised by Mr. Comerford; and (ii) 397 shares of restricted stock that are subject to time vesting.

(7)	The amount shown includes 76,318 shares subject to options that may be exercised by Mr. Fain; and (ii) 662 shares of restricted stock subject to time vesting.

(8)	The amount shown includes 45,216 shares subject to options that may be exercised by Mr. Hanna; and (ii) 317 shares of restricted stock subject to time vesting.

(9)	Mr. Cirin went out on disability in June 2010 and died on December 30, 2010. The amount shown includes 48,108 shares subject to options that may be exercised by Mr. Cirin’s estate.

(10)	Mr. Evans retired from our company effective April 30, 2010. This information as to the beneficial ownership of shares of our Common Stock is based on the last Form 4 — Statement of Changes in Beneficial Ownership, filed with the SEC on March 3, 2010 by Mr. Evans.

(11)	Mr. Kavazanjian retired from our company effective February 7, 2011. The amount shown includes (i) 1,800 shares held by Mr. Kavazanjian’s wife; and (ii) 228,911 shares subject to options that may be exercised by Mr. Kavazanjian.

(12)	The amount shown includes (i) 535,712 shares subject to options that may be exercised by directors and executive officers; and (ii) 1,376 shares of restricted stock subject to time vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and our other equity securities. To our knowledge, based solely on the written representations of our directors and executive officers and the copies of such reports filed with the SEC during 2010, all Section 16(a) filings applicable to our officers, directors and more than 10% beneficial owners were filed in a timely manner except for Mr. Saeli’s initial report on Form 3 which was inadvertently filed late.

SUBMISSION OF SHAREHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement for our 2012 Annual Meeting of Shareholders must be submitted in writing to us to our Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must be received by December 29, 2011.

Any shareholder proposal submitted for consideration at our 2011 Annual Meeting of Shareholders but not submitted for inclusion in the proxy statement for that meeting that is received by us after March 13, 2012 will not be considered filed on a timely basis with us under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, we retain discretion to vote proxies we receive. For such proposals that are timely filed, we retain discretion to vote proxies we receive provided that we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and the proponent of any such proposal does not issue its own proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, is included in the 2010 Annual Report to Shareholders which accompanies this proxy statement.

By Order of the Board of Directors

Bradford T. Whitmore
Chair of the Board of Directors

April 28, 2011

Appendix A

Amendment No. 4
To The
Ultralife Corporation

Amended And Restated 2004 Long-Term Incentive Plan

WHEREAS, Ultralife Corporation (the “Company”) maintains the Ultralife Corporation Amended and Restated 2004 Long-Term Incentive Plan (as last amended effective as of June 5, 2008) (the “Plan”);

WHEREAS, pursuant to Section 12(i) of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects;

WHEREAS, on April 20, 2011, subject to shareholder approval, the Board of Directors of the Company approved this amendment; and

WHEREAS, pursuant to Section 12(i) of the Plan, approval by the Company’s shareholders is required with respect to this amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 4(a) of the Plan is hereby amended to read as follows:

‘‘(a) In General.  The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 2,900,000 (plus any shares of Stock which are or become available under Section 2 hereof, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 200,000 shares of Stock may be used for Awards other than Options or SARs.”

2. Section 4(b) of the Plan is hereby amended to read as follows:

‘‘(b) Maximum Awards Payable.  Subject to Section 4(c) hereof, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Grantee under the Plan for a calendar year is 50,000 shares of Stock; provided, however, that the 50,000 share limitation shall not apply to inducement grants to Grantees who are new executives or key employees that do not exceed 700,000 shares of Stock.”

3. This amendment shall be effective upon approval of the shareholders of the Company at the 2011 Annual Meeting of Shareholders on June 7, 2011. If this amendment is not so approved at such meeting, then the amendment shall be null and void.

4. Except as hereinabove provided, the Plan is hereby ratified, confirmed and approved in all respects.

A-1

Appendix B

ULTRALIFE CORPORATION

AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

Original Plan Effective June 10, 2004
As Amended by the Board on July 26, 2004
As Further Amended by Company Shareholders on June 8, 2006
As further Amended by the Board on September 7, 2007
As Further Amended by Company Shareholders on June 5, 2008

Section 1.  Purpose.

The Plan authorizes the Committee to provide Employees, Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute to the long-term success of the Corporation, with Stock and options to acquire Stock, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation’s welfare and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2.  Successor Plan.

This Plan shall serve as the successor to the Ultralife Batteries, Inc. Amended and Restated 2000 Stock Option Plan (the “Predecessor Plan”), and no further stock options shall be made under the Predecessor Plan from and after the effective date of the Plan. All outstanding stock options under the Predecessor Plan immediately prior to the effective date of the Plan are hereby incorporated into the Plan and shall accordingly be treated as outstanding stock options under the Plan; provided, however, each such stock option shall continue to be governed solely by the terms and conditions of the instrument evidencing such stock option and interpreted under the terms of the Predecessor Plan, and, except as otherwise expressly provided herein, no provision of the Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated stock options with respect to their acquisition of Stock, or otherwise modify the rights or the obligations of the holders of such stock options. Any Stock reserved for issuance under the Predecessor Plan in excess of the number of shares as to which stock options have been granted thereunder, plus any such shares as to which stock options granted under the Predecessor Plan may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 4(a) hereof.

Section 3.  Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 3:

(a) “Award” shall mean any Option, SAR, Stock Award or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Grantee by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

(b) “Award Agreement” shall mean the document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(c) “Board” shall mean the Board of Directors of the Corporation.

(d) “CEO” shall mean the Chief Executive Officer of the Corporation.

(e) “Change in Control” shall mean the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the board of directors of such corporation, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

(f) “Code” shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

(g) “Committee” shall mean the Compensation and Management Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not less than two Directors who are “Non-Employee Directors,” as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

(h) “Consultant” shall mean any consultant, advisor or independent contractor retained by the Corporation or its Subsidiaries.

(i) “Control Person” shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

(j) “Corporation” shall mean Ultralife Corporation, a Delaware corporation.

(k) “Director” shall mean any member of the Board.

(l) “Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code.

(m) “Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(o) “Fair Market Value” shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the volume weighted average price (“VWAP”) of the Stock in the over-the-counter market, as determined in accordance with the trading rules of the National Association of Securities Dealers Automated Quotation System or, if the Stock is listed or admitted to trading on any national securities exchange, the VWAP as determined in accordance with the trading rules on such exchange or, (ii) if the Corporation is not a registrant under Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

(p) “Grantee” shall mean an Employee, Director or Consultant granted an Award under the Plan.

(q) “Immediate Family Member” shall mean the transferor and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

(r) “ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

(s) “NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

(t) “Non-Employee Director” shall mean a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(u) “Options” shall refer collectively to NQSOs and ISOs subject to the Plan.

(v) “Parent” shall mean any parent (as defined in Section 425 of the Code) of the Corporation.

(w) “Plan” shall mean this 2004 Long-Term Incentive Plan as set forth herein and as amended from time to time.

(x) “SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof; a stock appreciation right shall entitle the Grantee to receive a payment equal to the appreciation in a stated number of shares of Stock from the exercise price for that stock appreciation right to the Fair Market Value of the stated number of shares of Stock on the date of exercise.

(y) “Securities Act” shall mean the Securities Act of 1933 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(z) “Stock” shall mean shares of the Common Stock, par value $.10 per share, of the Corporation.

(aa) “Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 9 hereof.

(bb) “Subsidiary” shall mean any subsidiary (as defined in Section 425 of the Code) of the Corporation.

Section 4.  Shares of Stock Subject to the Plan.

(a) In General.  The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 2,000,000 (plus any shares of Stock which are or become available under Section 2 hereof, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 200,000 shares of Stock may be used for Awards other than Options or SARs. Such amounts shall be subject to adjustment as provided in Section 4(c) hereof. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Stock, or are exchanged with the Committee’s permission for Awards not involving Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

(b) Maximum Awards Payable.  Subject to Section 4(c) hereof, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Grantee under the Plan for a calendar year is 50,000 shares of Stock.

(c) Adjustment Upon Changes in Capitalization.  In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 4(a) hereof, the maximum Award payable under Section 4(b) hereof, the number and class of shares and the exercise price per share set forth in any Award theretofore granted, or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate; provided, however, that no such adjustments shall be made to any ISO without the Grantee’s consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 5.  Administration of the Plan.

(a) In General.  The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

(b) Authority.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(i) determine eligibility for participation in the Plan;

(ii) select the Grantees and determine the type of Awards to be made to Grantees, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

(iii) interpret the Plan or any Award Agreement;

(iv) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

(v) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(vi) promulgate regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(vii) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(viii) promulgate rules and regulations regarding treatment of Awards of a Grantee under the Plan in the event of such Grantee’s death, disability, retirement, termination from the Corporation or breach of agreement by the Grantee, or in the event of a Change in Control of the Corporation;

(ix) to the extent permitted under the Plan, accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Corporation;

(x) subject to Section 5(d) hereof, grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

(xi) determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control specified in Section 3(e)(iii) hereof, the cancellation for cash of outstanding Awards or the issuance of comparable replacement Awards granted by the successor entity in such event;

(xii) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(xiii) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

(c) Delegation.  The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

(d) Repricing.  Except for adjustments pursuant to Section 4(c) hereof, the Committee shall not reprice any Options or SARs unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Option or SAR by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option or SAR when its exercise price exceeds the fair market value of the underlying Stock in exchange for another Option, SAR or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Corporation are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 6.  Awards.

(a) Eligibility.  Subject to Section 5 hereof, all Employees, Directors and Consultants are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Awards, the nature of each Award granted and the number of shares of Stock subject to each such Award.

(b) In General.  Awards may, at the Committee’s sole discretion, be paid in the form of Options pursuant to Section 7 hereof, SARs pursuant to Section 8 hereof, Stock Awards pursuant to Section 9 hereof, or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Grantee.

(c) Foreign Jurisdictions.  With respect to Grantees who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Grantees in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.

Section 7.  Stock Options.

(a) In General.  Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.

(b) Terms of Options.  An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:

(i) The exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, except for Options granted in assumption of or substitution for outstanding awards previously granted by the Corporation or its affiliates or an entity that the Corporation acquires or with which the Corporation combines, in any case in a transaction contemplated by Section 4(c); provided, however, that the exercise price for any ISO granted to a Control Person shall not be less than 110% of such Fair Market Value.

(ii) The term of each Option shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

(iii) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

(c) Exercise of Options.  Except as provided in Section 11 hereof, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. Upon exercise, the exercise price of an Option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Stock to exercise an Option. Options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Grantee’s exercise. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the exercise price of an Option using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

Section 8.  Stock Appreciation Rights.

(a) In General.  Awards may be granted in the form of SARs. SARs granted under the Plan may be of two types: an SAR granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”) or granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option.

(b) Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Stock, as determined by the Committee, on the date that the Tandem SAR is granted. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. All Tandem SARs shall expire not later than ten years from the date of the grant of the SAR.

(c) Freestanding SARs.  Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be defined in the Award Agreement for that SAR and shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the grant of the Freestanding SAR. All Freestanding SARs shall expire not later than ten years from the date of grant of the SAR.

(d) Exercise of SARs.  Except as provided in Section 11 hereof, no SAR granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. Unless otherwise provided in an Award Agreement, an SAR may be paid in cash, shares of Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

Section 9.  Stock Awards

(a) In General.  Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Restrictions.  The Committee may condition, restrict or limit the grant of a Stock Award on the achievement of enumerated performance objectives or, with respect to Stock Awards issued to an Employee or a Consultant, on such Employee’s or Consultant’s continued employment or service to the Corporation through a specified period of time. The restricted period specified in respect of any Stock Award shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant Stock Awards of up to 30,000 shares of Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding Stock Awards except in connection with a Change in Control. The Committee may grant an unrestricted Stock Award only if the Committee determines that such Stock Award is made in lieu of all or a portion of salary or cash bonus of comparable value.

(c) Rights as Stockholders.  During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Grantee to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.  Payment of Awards.

(a) In General.  Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

(b) Withholding.  The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Grantee to pay to the Corporation such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Grantee to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Grantee to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

Section 11.  Effect of Termination of Relationship with the Corporation.

(a) Committee Rules.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Grantee’s Awards under the Plan in the event of such Grantee’s death, Disability, and termination. In addition, notwithstanding the provisions of this Section 11, the terms of an Award Agreement or the rules and regulations promulgated by the Committee and in effect from time to time, the Committee shall have the right to extend the period for exercise of any Option or SAR, provided such extension does not exceed the term of such Option or SAR.

(b) Death.  Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s death prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee’s death and then only:

(i) by the beneficiary designated by the Grantee in a writing submitted to the Corporation prior to the Grantee’s death, or in the absence of same, by the Grantee’s estate or by or on behalf of such person or persons to whom the Grantee’s rights pass under his or her will or the laws of descent and distribution,

(ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

(iii) prior to the expiration of the term of the Option or SAR.

(c) Disability.  Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s Disability prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee’s Disability and then only:

(i) by the Grantee or his or her legal representative,

(ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

(iii) prior to the expiration of the term of the Option or SAR.

(d) Other Termination.  Unless otherwise decided by the Committee and provided in an Award Agreement, the termination of a Grantee’s employment, consulting relationship or term of directorship with the Corporation for a reason other than the Grantee’s death or Disability and prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within three months after the date of the Grantee’s termination and then only:

(i) by the Grantee or his or her legal representative,

(ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

(iii) prior to the expiration of the term of the Option or SAR.

(e) Treatment of Intra-Corporation Transfers.  In the case of an Employee or Consultant, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of employment or consulting relationship.

Section 12.  General Provisions.

(a) Award Agreement.  Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Grantees and among different Awards granted to the same Grantee. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

(b) No Right to Further Awards or Continued Service.  The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee’s employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c) No Right, Title, or Interest in Corporation Assets.  No Grantee shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Stock, such rights are granted to the Grantee under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Grantee shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award.

(d) Nonassignability.

(i) Except as otherwise determined by the Committee or as otherwise provided in Section 12(d)(ii) hereof, no Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Award shall be exercisable during the Grantee’s lifetime only by the Grantee.

(ii) The Committee shall have the discretionary authority to grant NQSOs or amend outstanding NQSOs to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of NQSOs:

(A) Except as otherwise permitted by the Committee, in its sole and absolute discretion, only Directors and corporate officers of the Corporation shall be permitted to transfer their NQSOs, and such individuals must be a Director or a corporate officer on the date of transfer.

(B) Transfers shall only be permitted to: (1) the transferor’s Immediate Family Members; (2) a trust or trusts for the exclusive benefit of the transferor’s Immediate Family Members; or (3) a family partnership or family limited partnership in which each partner is, at the time of transfer and all time subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

(C) All transfers shall be made for no consideration.

(D) Once a NQSO is transferred, any subsequent transfer of such transferred NQSO shall, notwithstanding Section 12(d)(i) hereof to the contrary, be permitted; provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 12(d)(ii), with the exception of Section 12(d)(ii)(A) hereof.

(E) In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

(F) In order for a transfer in accordance with Section 12(d)(ii) to be effective, the transferor must agree in writing prior to the transfer on a form provided by the Corporation to pay any and all payroll and withholding taxes due upon exercise of the transferred NQSO. In addition, prior to the exercise of the transferred NQSO by the transferee, arrangements must be made by the Grantee with the Corporation for the payment of any and all payroll and withholding taxes.

(G) Upon transfer, a NQSO continues to be governed by and subject to the terms and conditions of the Plan. A transferee of a NQSO is entitled to the same rights as the Grantee to whom such NQSO was originally granted, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant of the NQSO, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

(H) The Corporation shall be under no obligation to provide a transferee with any notice regarding the transferred NQSO held by the transferee upon forfeiture or any other circumstance.

(e) Regulatory Approvals and Listings.  Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

(i) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

(ii) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

(iii) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

(iv) The execution by the Grantee (or the Grantee’s legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.

(f) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the Award Agreement relating to such Option.

(g) Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

(h) No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Grantee on account of participation in the Plan.

(i) Amendment or Termination.  The Board may, at any time and for any reason, with or without prior notice, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Awards previously granted hereunder. In addition, the Board may, at any time and for any reason, with or without prior notice, amend the Plan in any manner, but may not without stockholder approval, adopt any amendment which would: (i) increase the number of shares available under the Plan; (ii) expand the types of Awards available under the Plan; (iii) expand the class of persons eligible to participate in the Plan; (iv) extend the term of the Plan; (v) be a material amendment to the Plan, including, but not limited to, a change in the method of determining the exercise price of Options issued under the Plan; (vi) allow for repricing of Options or SARs issued under the Plan; (vii) terminate restrictions applicable to Awards (except in connection with a Grantee’s death, Disability or termination of employment or in connection with a Change in Control); or (viii) require the vote of the stockholders if such approval is necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Corporation are listed.

(j) Duration of Plan.  The Plan was approved by the Board on April 27, 2004, and became effective on June 10, 2004, upon the approval by the stockholders of the Corporation at the 2004 Annual Meeting of the Stockholders. Awards may not be granted under the Plan after June 9, 2014, but Awards theretofore granted may extend beyond that date.

* * * * *

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, NY 14513
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DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1.	Election of Directors Nominees

01	Steven M. Anderson	02	Patricia C. Barron	03	James A. Croce	04	Michael D. Popielec	05	Thomas L. Saeli
06	Robert W. Shaw II	07	Ranjit C. Singh	08	Bradford T. Whitmore

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain			For	Against	Abstain

2.	To approve an advisory resolution on executive compensation.		☐	☐	☐	5.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors recommends you vote FOR proposals 4. and 5.			For	Against	Abstain

4.	To approve an amendment to our Amended and Restated 2004 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan and an amendment to the annual limitation set forth in the plan.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ULTRALIFE CORPORATION
2011 Annual Meeting of Shareholders
June 7, 2011
This proxy is solicited on behalf of the Board of Directors.
      The undersigned hereby appoints Philip A. Fain and Peter F. Comerford, and each of them, as proxy for the undersigned, with full power of substitution, to vote all shares of the Common Stock of Ultralife Corporation owned by the undersigned at the Annual Meeting of Shareholders to be held on June 7, 2011 at 10:30 A.M., local time, at our corporate offices, which are located at 2000 Technology Parkway, Newark, New York 14513, and at any adjournments of such meeting, on the matters listed in this proxy and described in the notice of annual meeting and proxy statement and upon such other business as may properly come before such meeting and any adjournments thereof.
      This proxy is solicited on behalf of the Board of Directors of the Company and each matter to be voted on at the Annual Meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the eight named nominees for director, FOR the advisory resolution on executive compensation, for the proposal to conduct an advisory vote on the frequency of future advisory votes on executive compensation every 3 years, FOR the amendment to our Amended and Restated 2004 Long-Term Incentive Plan, and FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The undersigned acknowledges receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated April 28, 2011, describing more fully the proposals set forth in this proxy.
(continued and to be signed on the reverse side)